Exhibit 4.17

YRC REGIONAL TRANSPORTATION, INC. 401(K) RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2006)

(As Amended by Amendment No. 1, dated December 20, 2006)

EXHIBIT 4.17

YRC REGIONAL TRANSPORTATION, INC. 401(K) RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2006)

as amended by Amendment No. 1, dated December 20, 2006.

TABLE OF CONTENTS

		Page
ARTICLE 1 DEFINITIONS		2

1.1	ACCOUNT(S)	2

1.2	ACCOUNT BALANCE(S)	2

1.3	ACP TEST	2

1.4	ACTUAL CONTRIBUTION PERCENTAGE	2

1.5	ACTUAL DEFERRAL PERCENTAGE	2

1.6	ADMINISTRATIVE COMMITTEE	2

1.7	ADP TEST	2

1.8	AFFILIATE	3

1.9	AFTER-TAX CONTRIBUTION	3

1.10	AFTER-TAX CONTRIBUTION ACCOUNT	3

1.11	APPROVED ABSENCE	3

1.12	BENEFICIARY	3

1.13	BOARD	3

1.14	BREAK IN SERVICE	34

1.15	BUSINESS DAY	4

1.16	CATCH UP CONTRIBUTION	4

1.17	CODE	4

1.18	COMPANY	4

1.19	COMPANY CONTRIBUTION ACCOUNT	4

1.20	COMPANY CONTRIBUTION	4

1.21	COMPANY STOCK	4

1.22	COMPANY STOCK FUND	4

1.23	COMPENSATION	4

1.24	DATE OF EMPLOYMENT OR REEMPLOYMENT	5

1.25	DIRECT ROLLOVER	5

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1.26	DISABILITY	5

1.27	DISQUALIFYING BREAK IN SERVICE	5

1.28	DISTRIBUTEE	5

1.29	EFFECTIVE DATE	5

1.30	ELIGIBLE EMPLOYEE	5

1.31	ELIGIBLE RETIREMENT PLAN	5

1.32	ELIGIBLE ROLLOVER DISTRIBUTION	5

1.33	EMPLOYEE	6

1.34	EMPLOYER	6

1.35	ENTRY DATE	6

1.36	ERISA	6

1.37	EXCESS AGGREGATE CONTRIBUTIONS	6

1.38	EXCESS CONTRIBUTIONS	6

1.39	EXCESS DEFERRALS	6

1.40	HIGHLY COMPENSATED EMPLOYEE	6

1.41	HOUR OF SERVICE	7

1.42	INVESTMENT FUND	7

1.43	INVESTMENT MANAGER	7

1.44	LIMITATION YEAR	7

1.45	LEASED EMPLOYEE	7

1.46	MATCHING CONTRIBUTION	7

1.47	MATCHING CONTRIBUTION ACCOUNT	7

1.48	NAMED FIDUCIARY	8

1.49	NONHIGHLY COMPENSATED EMPLOYEE	8

1.50	NORMAL RETIREMENT AGE	8

1.51	PARTICIPANT	8

1.52	PARTICIPATING EMPLOYER	8

1.53	PLAN	8

1.54	PLAN YEAR	8

1.55	PRIOR PLAN	8

1.56	QUALIFYING PERIOD OF SERVICE	8

1.57	QDRO	8

1.58	ROLLOVER ACCOUNT	8

1.59	ROLLOVER CONTRIBUTION	8

1.60	SALARY REDUCTION CONTRIBUTION	8

1.61	SALARY REDUCTION CONTRIBUTION ACCOUNT	8

1.62	SPECIAL COMPANY CONTRIBUTIONS	9

1.63	SPOUSE	9

1.64	TRUST AGREEMENT and TRUST	9

1.65	TRUST FUND	9

1.66	TRUSTEE	9

1.67	VALUATION DATE	9

1.68	VESTED INTEREST	9

1.69	CONSTRUCTION	9

ARTICLE 2 ELIGIBILITY AND PARTICIPATION		9

2.1	ELIGIBILITY	9

2.2	TERMINATION AND REEMPLOYMENT	10

ARTICLE 3 CONTRIBUTIONS		10

3.1	COMPANY CONTRIBUTIONS	10

3.2	SALARY REDUCTION CONTRIBUTIONS	10

3.3	ADP TEST	12

3.4	AFTER-TAX CONTRIBUTIONS	13

3.5	MATCHING CONTRIBUTIONS	13

3.6	ACP TEST	14

3.7	SPECIAL COMPANY CONTRIBUTIONS; RECHARACTERIZATION OF COMPANY CONTRIBUTIONS	15

3.8	ROLLOVER CONTRIBUTIONS	16

3.9	TRANSFERS OF ASSETS TO THE PLAN	16

3.10	CATCH UP CONTRIBUTIONS	17

3.11	COMPLIANCE MEASURES	17

3.12	PAYMENT TO TRUSTEE	17

ARTICLE 4 ALLOCATIONS, ACCOUNTING, AND ADJUSTMENTS		17

4.1	COMPOSITION OF TRUST FUND	17

4.2	ALLOCATION OF EARNINGS TO ACCOUNTS	17

4.3	ELIGIBILITY FOR ALLOCATION OF COMPANY CONTRIBUTIONS AND MATCHING CONTRIBUTIONS	18

4.4	MAXIMUM ANNUAL ADDITIONS	18

ARTICLE 5 VESTING		19

5.1	PARTICIPANT ACCOUNTS	19

5.2	AMENDMENT TO VESTING SCHEDULE	19

ARTICLE 6 TIME AND METHOD OF PAYMENT		20

6.1	NORMAL FORM OF PAYMENT FOR EMPLOYEES	20

6.2	TIME OF PAYMENT	21

6.3	MINIMUM DISTRIBUTION RULES FOR CALENDAR YEARS AFTER 2002	22

6.4	ADMINISTRATIVE POWERS RELATING TO PAYMENTS	25

6.5	LOST PARTICIPANT OR BENEFICIARY	26

6.6	NO DUPLICATION OF BENEFITS	26

ARTICLE 7 LOANS; WITHDRAWALS		26

7.1	AVAILABILITY OF LOANS	26

7.2	IN-SERVICE HARDSHIP WITHDRAWALS	28

7.3	OTHER IN-SERVICE WITHDRAWALS	29

ARTICLE 8 MANAGEMENT OF FUNDS		30

8.1	TRUSTEE AND TRUST AGREEMENT	30

8.2	ASSETS OF THE TRUST FUND	30

8.3	TRUST CONTRIBUTIONS	30

8.4	DIRECTED INVESTMENT ACCOUNTS	30

8.5	VOTING AND TENDER RIGHTS - COMPANY STOCK	32

ARTICLE 9 ADMINISTRATION OF PLAN		32

9.1	NAMED FIDUCIARIES	32

9.2	RESPONSIBILITIES AND POWERS OF ADMINISTRATIVE COMMITTEE	32

9.3	INDIVIDUAL AND SHARED RESPONSIBILITIES OF NAMED FIDUCIARIES	33

9.4	EMPLOYMENT OF ADVISERS	34

9.5	FIDUCIARY IN MORE THAN ONE CAPACITY	34

9.6	INDEMNITY AGREEMENT	34

9.7	COSTS	34

9.8	APPLICATION AND FORMS FOR BENEFITS	34

ARTICLE 10 CLAIMS PROCEDURES		34

10.1	CLAIMS REVIEW	34

10.2	APPEALS PROCEDURE	35

ARTICLE 11 AMENDMENT AND TERMINATION		36

11.1	TERMINATION	36

11.2	RIGHT TO AMEND, MODIFY, CHANGE OR REVISE PLAN	36

11.3	MERGER AND CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS	37

ARTICLE 12 TOP-HEAVY PROVISIONS		37

12.1	DEFINITIONS	37

12.2	MISCELLANEOUS	39

12.3	MINIMUM ALLOCATION REQUIREMENTS	40

ARTICLE 13 PARTICIPATING EMPLOYERS		40

13.1	ADOPTION BY OTHER EMPLOYERS	40

13.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS	40

13.3	DESIGNATION OF AGENT	40

13.4	EMPLOYEE TRANSFERS	41

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13.5	PARTICIPATING EMPLOYERS CONTRIBUTION	41

13.6	AMENDMENT	41

13.7	DISCONTINUANCE OF PARTICIPATION	41

13.8	ADMINISTRATIVE COMMITTEE'S AUTHORITY	41

ARTICLE 14 MISCELLANEOUS		41

14.1	NO CONTRACT OF EMPLOYMENT	41

14.2	RESTRICTIONS UPON ASSIGNMENTS AND CREDITORS’ CLAIMS	41

14.3	RESTRICTION OF CLAIMS AGAINST TRUST	42

14.4	BENEFITS PAYABLE BY TRUST	42

14.5	PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS	42

14.6	APPLICABLE LAW	42

14.7	DATA	42

14.8	MILITARY SERVICE	43

14.9	PLAN VOLUNTARY	43

14.10	RESERVATION OF RIGHT TO SUSPEND OR DISCONTINUE CONTRIBUTIONS	43

14.11	SEVERABILITY	43

14.12	CONSTRUCTION OF PLAN DOCUMENT	43

14.13	PLAN IN EFFECT AT TERMINATION OF EMPLOYMENT CONTROLS	43

YRC REGIONAL TRANSPORTATION, INC. 401(K) RETIREMENT PLAN

As Amended and Restated Effective January 1, 2006

INTRODUCTION

The YRC Regional Transportation, Inc. 401(k) Retirement Plan, as Amended and Restated Effective January 1, 2006 (the “Plan”) constitutes a continuation of the First Amended and Restated USF Employees’ 401K Retirement Plan, (formerly known as the TNT Freightways Corporation Employees’ Salary Deferral Thrift Plan (the “Prior Plan”)) and was originally adopted on January 1, 1993.

The Plan was amended and restated, effective January 1, 1997, to comply with the changes promulgated under the Uruguay Round Agreements Act of 1994, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997 and the Internal Revenue Service Restructuring and Reform Act of 1998, and subsequent regulations related to the foregoing. The Plan was amended several times after the January 1, 1997 restatement to make certain design and technical changes.

The Plan was again amended and restated, effective January 1, 2006, to (i) reflect the acquisition of USF Corporation by YRC Worldwide Inc. (“YRC”) (formerly Yellow Roadway Corporation) on May 24, 2005; (ii) to designate YRC as the Plan Sponsor and the “Company” under Section 1.17 and the YRC Benefits Administrative Committee as Plan Administrator, (iii) to comply with final Treasury Regulations issued under Code Sections 401(k) and 401(m) which are effective January 1, 2006; (iv) to make certain technical and design changes; and (v) to change the name of the Plan to the “YRC Regional Transportation, Inc. 401(k) Retirement Plan.” Unless otherwise stated in the Plan, the provisions of this amendment and restatement are effective January 1, 2006, except that the designation of YRC as the Plan Sponsor and “Company” under Section 1.17 and the designation of the YRC Benefits Administrative Committee as the Plan Administrator under Sections 1.3 and 9.1 shall be effective May 24, 2005.

This amendment and restatement of the Plan effective January 1, 2006, shall not in any way affect the rights of the Employees who participated in accordance with the provisions of the Prior Plan. All matters relating to eligibility for benefits and the amount of benefits, if any, payable to such Employees (or their Beneficiaries), based upon events occurring prior to the Effective Date shall, except as otherwise expressly provided herein, be determined in accordance with the applicable provisions of the Prior Plan (or the plans of the Participating Employers or other entities that have merged into the Plan), to the extent that there are any inconsistencies between the Plan and the Prior Plan (or the plans of the Participating Employers or other entities that have merged into the Plan).

ARTICLE 1

DEFINITIONS

Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context.

1.1	ACCOUNT(S) means the Salary Reduction Contribution Account, After-Tax Contribution Account, the Company Contribution Account, the Matching Contribution Account and the Rollover Account, any or all of which may be maintained for the benefit of each Participant.

1.2	ACCOUNT BALANCE(S) means, for each Participant, the total balance standing to the Participant’s Account(s) on the date of reference determined in accordance with valuation procedures described in Sections 4.2 and 8.4.

1.3	ACP TEST means the test set forth in Section 3.6(a).

1.4	ACTUAL CONTRIBUTION PERCENTAGE means, with respect to a group of Eligible Employees for a Plan Year, the average of the ratios (calculated separately for each Eligible Employees in the group) of the aggregate amount of After-Tax Contributions and Matching Contributions made by and on behalf of each Eligible Employee in the group during the Plan Year to the Compensation received by each Eligible Employee in the group during the Plan Year. The Actual Contribution Percentage for a Highly Compensated Employee who is eligible to make after-tax contributions, and to have employer matching contributions made on his behalf, under this Plan and one or more other qualified defined contribution plans of an Employer or an Affiliate shall be determined as if all those contributions were made under a single qualified defined contribution plan (to the extent permitted by, and in accordance with the requirements of, Treasury Regulations under Code Sections 401(k), 401(a)(4) and 410(b)). If this Plan and the other qualified defined contribution plan(s) have different plan years, the Actual Contribution Percentage for a Highly Compensated Employee shall be computed taking into account only the after-tax and employer matching contributions made by and on behalf of, and the compensation received by, the Highly Compensated Employee during the plan year of the plan being tested. The after-tax and employer matching contributions made by and on behalf of a Highly Compensated Employee may be aggregated for this purpose even though the plans under which they are made use inconsistent ACP Test methods.

1.5	ACTUAL DEFERRAL PERCENTAGE means, with respect to a group of Eligible Employees for a Plan Year, the average of the ratios (calculated separately for each Eligible Employee in the group) of the amount of Salary Reduction Contributions made on behalf of each Eligible Employee in the group during the Plan Year to the Compensation received by each Eligible Employee in the group during the Plan Year. The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to make “elective deferrals” (within the meaning of Code Section 402(g)) under two or more cash or deferred arrangements of an Employer or an Affiliate shall be determined as if all those elective deferrals were made under a single arrangement (to the extent permitted by, and in accordance with the requirements of Treasury Regulations under Code Sections 401(k), 401(a)(4) and 410(b)). If this Plan and the other cash or deferred arrangement(s) have different plan years, the Actual Deferral Percentage for a Highly Compensated Employee shall be computed taking into account only the elective deferrals made on behalf of, and compensation received by, the Highly Compensated Employee during the plan year of the plan being tested. The elective deferrals of a Highly Compensated Employee may be aggregated for this purpose even though the cash or deferred arrangements under which they are made use inconsistent ADP Test methods.

1.6	ADMINISTRATIVE COMMITTEE means the Benefits Administrative Committee appointed under Section 9.1.

1.7	ADP TEST means the test set forth in Section 3.3(a).AFFILIATE means any corporation or other business entity that (a) is included in a controlled group of corporations within which an Employer also is included, as provided in Code Section 414(b)

(as modified, for purposes of Section 4.4 of the Plan, by Code Section 415(h)); (b) is a trade or business under common control with an Employer, as provided in Code Section 414(c) (as modified, for purposes of Section 4.4 of the Plan, by Code Section 415(h)); (c) constitutes a member of an affiliated service group within which an Employer also is included, as provided in Code Section 414(m); or (d) is required to be aggregated with an Employer pursuant to regulations issued under Code Section 414(o).

1.9	AFTER-TAX CONTRIBUTION means an after-tax contribution made pursuant to Section 3.4.

1.10	AFTER-TAX CONTRIBUTION ACCOUNT means the separate Account that shall be maintained by the Administrative Committee for each Participant to reflect all After-Tax Contributions made by the Participant and any earnings or losses on those After-Tax Contributions.

1.11	APPROVED ABSENCE means an absence from work approved by an Employer under uniform rules and conditions for all Employees.

1.12	BENEFICIARY means as follows:

(a)	The Spouse of a Participant or if: (i) the Participant has no Spouse at his death; or (ii) his Spouse has consented in writing to the designation of another Beneficiary, which consent specifically identifies the Beneficiary with respect to which consent is given and is witnessed by a Plan representative or a notary public, the person(s) designated by the Participant in the latest written notice to the Administrative Committee. The Participant shall have the right to change his Beneficiary designation from time to time in the manner described above.

(b)	Notwithstanding paragraph (a) above, upon the dissolution of the marriage of a Participant, the Administrative Committee shall treat the Participant’s former Spouse as having predeceased the Participant with respect to any designation of the former Spouse as the Participant’s Beneficiary under paragraph (a) above unless (i) after the dissolution of the marriage, the Participant files with the Administrative Committee another written instrument executed by the Participant explicitly designating the former Spouse as the Participant’s Beneficiary, or (ii) a QDRO explicitly requires the Participant to maintain the former Spouse as his Beneficiary. In any case in which the Participant’s former Spouse is treated as having predeceased the Participant, no heir or other beneficiary of the former Spouse shall receive any benefits from the Plan as a Beneficiary except as otherwise provided in the Participant’s written Beneficiary designation.

(c)	In the event that no Beneficiary designation is effective upon a Participant’s death, his Accounts shall be paid to his estate.

1.13	BOARD means the Board of Directors of the Company or the Compensation Committee of the Board of Directors of the Company.

1.14	BREAK IN SERVICE means the following:

(a)	A “Break in Service” means a Plan Year during which an Employee is credited with less than 501 Hours of Service. Notwithstanding the preceding sentence, an Employee shall not incur a Break in Service in the first Plan Year during which he is credited with less than 501 Hours of Service because of an absence from work due to the (i) pregnancy of the Employee; (ii) birth of a child of the Employee; (iii) placement of a child for adoption with the Employee; or (iv) care by the Employee of a child immediately following the birth or placement for adoption of the child.

(b)	An Employee who is on an unpaid leave of absence pursuant to the terms of the federal Family and Medical Leave Act (“FMLA”) shall be credited with Hours of Service solely for the purpose of determining whether a Break in Service has occurred, provided the Employee timely returns to active employment with an Employer or Affiliate after the expiration of the FMLA leave.

(c)	To avoid incurring a Break in Service, an Employee may be required to demonstrate to the Administrative Committee that the absence was due to one of the causes described in (a) or (b) above and the number of days for which there was an absence.

1.15	BUSINESS DAY means any day other than a Saturday, a Sunday or a day on which the NASDAQ Stock Market and the Trustee are authorized to close under the laws of the State of New York (or are in fact closed), and shall mean normal business hours based on Eastern Time.

1.16	CATCH UP CONTRIBUTION means a contribution made by a Participant pursuant to Section 3.10 that is an “elective deferral” under Code Section 402(g)(3).

1.17	CODE means the Internal Revenue Code of 1986, as amended from time to time.

1.18	COMPANY means YRC Worldwide Inc.

1.19	COMPANY CONTRIBUTION ACCOUNT means the separate Account that shall be maintained by the Administrative Committee for each Participant to reflect all Company Contributions made on behalf of the Participant and any earnings or losses on those Company Contributions.

1.20	COMPANY CONTRIBUTION means the amount an Employer may pay to the Trust on behalf of a Participant for a Plan Year, as set forth in Section 3.1.

1.21	COMPANY STOCK means YRC Worldwide Inc. common stock.

1.22	COMPANY STOCK FUND means an Investment Fund invested entirely in Company Stock.

1.23	COMPENSATION means the following:

(a)	“Compensation” means a Participant’s total cash compensation from the Employers during a Plan Year, as reported on the Participant’s Treasury Form W-2, plus cash compensation not currently includable in the Participant’s gross income by reason of the application of Code Sections 125, 129, 401(k) and 132(f)(4). The term “Compensation” shall exclude, however, (i) any amounts contributed by the Employers to any insurance, pension or deferred profit sharing plan, (ii) any compensation received pursuant to any qualified or nonqualified stock option or stock bonus plan or any stock appreciation plan, (iii) any remuneration paid or provided in other than cash, (iv) any remuneration paid for other than personal services (e.g., moving expenses or automobile allowances), (v) severance pay, and (vi) any compensation paid during a period when an individual is not an active Participant in the Plan.

(b)	Notwithstanding paragraph (a) above, the term “Compensation” shall include compensation paid to an individual while he is an active participant in a registered retirement plan for employees in Canada maintained by an Employer or an Affiliate during the Plan Year in which the individual becomes a Participant as a result of a transfer of employment to an Employer, but only to the extent the Canadian compensation is the type of compensation described in paragraph (a) above. Compensation paid in Canadian currency to an individual during the Plan Year in which the individual transfers employment and becomes a Participant as a result of a transfer of employment to an Employer shall be converted to United States dollars by applying the United States-Canada currency exchange rate in effect as of the last Business Day of the Plan Year in which the transfer occurs.

(c)	Notwithstanding paragraphs (a) and (b) above, the term “Compensation” excludes any compensation in excess of the applicable dollar limit under Code Section 401(a)(17) for any Plan Year.

1.24	DATE OF EMPLOYMENT OR REEMPLOYMENT means the first day on which an Employee performs an Hour of Service.

1.25	DIRECT ROLLOVER means a payment by the Plan to an Eligible Retirement Plan specified by a Distributee.

1.26	DISABILITY means, with respect to a Participant, that the Participant is eligible for, and receiving disability benefits under, his Employer’s long-term disability plan or the federal Social Security Act.

1.27	DISQUALIFYING BREAK IN SERVICE means five or more consecutive Breaks in Service.

1.28	DISTRIBUTEE means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a QDRO are Distributees with regard to the interest of the spouse or former spouse.

1.29	EFFECTIVE DATE means January 1, 2006, provided that when an earlier effective date is given any provision under this Plan, that provision shall be treated as an amendment to the Plan as it existed prior to this restatement.

1.30	ELIGIBLE EMPLOYEE means an Employee who is eligible to make Salary Reduction Contributions or After-Tax Contributions under the Plan pursuant to Section 3.2 or 3.4.

1.31	ELIGIBLE RETIREMENT PLAN means any of the following that accepts a Distributee’s Eligible Rollover Distribution: (a) an individual retirement account described in Code Section 408(a), (b) an individual retirement annuity described in Code Section 408(b), (c) an annuity plan described in Code Section 403(a), (d) a qualified trust described in Code Section 401(a), (e) an annuity contract described in Code Section 403(b), and (f) an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan.

1.32	ELIGIBLE ROLLOVER DISTRIBUTION means the following:

(a)	Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any distribution to the extent such distribution is required under Code Section 401(a)(9); (3) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); or (4) any hardship distribution hereunder.

(b)	A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because such portion consists of after-tax employee contributions not includible in gross income, but such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution includible in gross income and the portion of such distribution not so includible.

1.33	EMPLOYEE means a common law employee of an Employer. The term “Employee” does not include the following individuals:

(a)	An employee included in a unit of employees covered by a collective bargaining agreement with an Employer where retirement benefits were the subject of good faith bargaining between employee representatives and the Employer, except to the extent the benefits provided by the Plan are specifically included under the collective bargaining agreement; provided, however, that if an employee who is excluded from the definition of “Employee” pursuant to this paragraph (a) transfers to an eligible class of Employees, he may participate in the Plan on the Entry Date following the transfer if he otherwise meets the service requirements of Section 2.1 on such date as measured from his Date of Employment;

(b)	An employee who is a nonresident alien deriving no earned income from an Employer which constitutes income from sources in the United States;

(c)	A Leased Employee; provided, however, that if a Leased Employee becomes eligible to participate by otherwise becoming an Employee, service during the period in which the individual was a Leased Employee shall be considered when determining such Employee’s Qualifying Period of Service;

(d)	An individual who is classified by an Employer or Affiliate as an independent contractor, regardless of whether such individual later is determined to be an “Employee” by a court of law or other regulatory agency; or

(e)	An Employee who is eligible to participate in the New Penn Motor Express, Inc. 401(k) Retirement Plan, the New Penn Motor Express, Inc. Profit Sharing Plan, the Yellow Roadway Corporation Retirement Savings Plan or any other qualified defined contribution plan maintained by an Employer or an Affiliate.

1.34	EMPLOYER means YRC Regional Transportation, Inc. (formerly, USF Corporation, and before that, TNT Freightways Corporation), a Delaware corporation, and any Affiliate that is a Participating Employer.

1.35	ENTRY DATE means the first day of the calendar month coincident with or next following the date on which an Employee fulfills the eligibility requirements of Section 2.1.

1.36	ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.37	EXCESS AGGREGATE CONTRIBUTIONS means, with respect to a Plan Year, the amount of excess aggregate contributions (within the meaning of Code Section 401(m)(6)(B)) under the Plan.

1.38	EXCESS CONTRIBUTIONS means, with respect to a Plan Year, the amount of excess contributions (within the meaning of Code Section 401(k)(8)(B)) under the Plan.

1.39	EXCESS DEFERRALS means, with respect to a calendar year, the excess of (a) an Eligible Employee’s aggregate elective deferrals (within the meaning of Code Section 402(g)) under this Plan and any other plan or arrangement in the calendar year, over (b) the Code Section 402(g) dollar limit in effect for the calendar year.

1.40	HIGHLY COMPENSATED EMPLOYEE means a highly compensated employee, within the meaning of Code Section 414(q), of an Employer or an Affiliate.

1.41	HOUR OF SERVICE means the following:

(a)	Each hour for which an Employee is paid or entitled to payment for the performance of duties for an Employer or an Affiliate. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed; and

(b)	Each hour for which an Employee is paid or entitled to payment by an Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Approved Absence. No more than 501 Hours of Service shall be credited under this paragraph (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours of Service under this paragraph (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference; and

(c)	Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or an Affiliate. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award, agreement, or payment pertains rather than the computation period in which the award, agreement, or payment is made; and

(d)	In the event that records are not kept that accurately reflect the number of hours worked, an Employee shall be credited with 45 Hours of Service for each week in which he would be credited with at least one Hour of Service.

1.42	INVESTMENT FUND means an investment fund established under Section 8.4.

1.43	INVESTMENT MANAGER means any person, firm, or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank, or an insurance company, and (a) who has the power to manage, acquire, or dispose of Plan assets, and (b) who acknowledges in writing his fiduciary responsibility to the Plan.

1.44	LIMITATION YEAR means the Plan Year.

1.45	LEASED EMPLOYEE means any individual (other than a common law employee of an Employer) who, pursuant to an agreement between an Employer and another person, performs services (a) for the Employer (or for the Employer and any related person determined in accordance with Code Section 414(n)(6)), (b) on a substantially full-time basis for a period of at least one year, and (c) under the primary direction and control of the Employer.

1.46	MATCHING CONTRIBUTION means the matching contribution made to the Matching Contribution Account of a Participant by his Employer, as provided in Section 3.5.

1.47	MATCHING CONTRIBUTION ACCOUNT means the separate Account maintained by the Administrative Committee for each Participant to reflect all Matching Contributions made on behalf of the Participant and any earnings or losses on those Matching Contributions.

1.48	NAMED FIDUCIARY means the Administrative Committee or the Trustee, but only with respect to the specific responsibilities of either for Plan and Trust Fund administration, all as described in Article 9. For this purpose, the term “Named Fiduciary” shall have the same meaning as that term is assigned under ERISA Section 402(a)(2).

1.49	NONHIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

1.50	NORMAL RETIREMENT AGE means age 65.

1.51	PARTICIPANT means an Employee who fulfills the eligibility requirements as provided in Article 2 and who continues to qualify for participation, and any former Employee who continues to have an Account under the Plan.

1.52	PARTICIPATING EMPLOYER means any Affiliate that adopts this Plan pursuant to Article 13 with the consent of the Company.

1.53	PLAN means this YRC Regional Transportation, Inc. 401(k) Retirement Plan, as amended from time to time.

1.54	PLAN YEAR means the 12-month period beginning on each January 1 and ending on the following December 31.

1.55	PRIOR PLAN means the First Amended and Restated USF Employees’ 401K Retirement Plan, as it existed prior to the Effective Date.

1.56	QUALIFYING PERIOD OF SERVICE means in the case of a permanent, full-time Employee, any 90-day consecutive period of employment with an Employer or any Affiliate. In the case of a temporary or part-time Employee, the term “Qualifying Period of Service” means a consecutive 12-month period in which the Employee completes 1,000 Hours of Service. The consecutive 12-month period to be taken into account shall be the consecutive 12-month period commencing with the Employee’s Date of Employment or Reemployment and each anniversary of that date. Notwithstanding the preceding sentence, with respect to any temporary or part-time Employee hired prior to January 1, 2005, who did not complete 1,000 Hours of Service prior to January 1, 2006, the consecutive 12-month period shall be the calendar year. For this purpose, a “full-time Employee” means an Employee who is regularly scheduled to work at least 40 hours per week, and a “part-time Employee” means an Employee who is not a full-time employee.

1.57	QDRO means a “qualified domestic relations order” (within the meaning of Code Section 414(p)).

1.58	ROLLOVER ACCOUNT means the separate Account which shall be maintained by the Administrative Committee for each Participant or Employee to reflect any Rollover Contribution made by the Participant or Employee and any earnings or losses on the Rollover Contributions.

1.59	ROLLOVER CONTRIBUTION means a rollover contribution made by a Participant or Employee, as set forth in Section 3.8.

1.60	SALARY REDUCTION CONTRIBUTION means a contribution made by an Employer attributable to the reduction in Compensation an Eligible Employee agrees to accept from his Employer each Plan Year as described in Section 3.2.

1.61	SALARY REDUCTION CONTRIBUTION ACCOUNT means the separate Account maintained by the Administrative Committee for each Participant to reflect all Salary Reduction Contributions and Special Company Contributions made on behalf of the Participant and any earnings or losses on those Salary Reduction Contributions and Special Company Contributions.

1.62	SPECIAL COMPANY CONTRIBUTIONS means the contributions made by an Employer as described in Section 3.7.

1.63	SPOUSE means, as determined under the Code or other federal law, the legally married husband or wife of a Participant at the earlier of his date of death or the date benefits commence to the Participant under this Plan. To the extent required by a QDRO, the term “Spouse” shall include the former husband or wife of the Participant.

1.64	TRUST AGREEMENT and TRUST mean, respectively, the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time, and the Trust established thereunder.

1.65	TRUST FUND means all cash, securities and other property held by the Trustee pursuant to the terms of the Trust Agreement, together with any earnings or losses from the assets held in the Trust Fund.

1.66	TRUSTEE means the person, persons, entity, or entities appointed by the Company as provided under Section 8.1 to act as Trustee of the Trust.

1.67	VALUATION DATE means each Business Day of the year or any other date(s) the Administrative Committee shall designate.

1.68	VESTED INTEREST means that portion of a Participant’s Account which is nonforfeitable and vested.

1.69	CONSTRUCTION

(a)	Unless the context otherwise indicates, the masculine wherever used in this Plan document shall include the feminine and neuter, the singular shall include the plural and, unless otherwise indicated, references to sections shall be to sections of the Plan.

(b)	Wherever the word “person” appears in the Plan, it shall refer to both natural and legal persons.

(c)	A number of the provisions of the Plan are designed to contain provisions required or contemplated by certain federal laws and/or the regulations issued under these laws. All these provisions are intended to have the meaning required or contemplated by the provisions of the law or regulations and shall be construed in accordance with valid regulations and valid published governmental rulings and interpretations of the provisions. In applying these provisions of the Plan, each Plan fiduciary may rely (and shall be protected in relying) on any determination or ruling made by any agency of the United States government that has authority to issue regulations, rulings or determinations with respect to the federal law thus involved.

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.1	ELIGIBILITY

Each Employee or former Employee who was a Participant in the Prior Plan on December 31, 2005, shall continue to participate in the Plan on the Effective Date, provided that he is still an Employee or has an Account Balance on the Effective Date. Each other Employee shall be eligible to become a Participant in the Plan on the first Entry Date on or after the Effective Date coincident with or next follows the date on which the Employee completes a Qualifying Period of Service, provided that he is an Employee on that Entry Date.

2.2	TERMINATION AND REEMPLOYMENT

(a)	Termination and Reemployment of Participant. A Participant who terminates employment with the Employers and is subsequently reemployed as an Employee shall be eligible to become an active Participant again effective as soon as administratively feasible after his Date of Reemployment.

(b)	Termination and Reemployment Prior to Disqualifying Break in Service. An Employee who terminates employment before becoming a Participant and who is reemployed before incurring a Disqualifying Break in Service shall be eligible to become a Participant on the first Entry Date coincident with or next following his satisfaction of the eligibility requirements of Section 2.1, based on his original Date of Employment.

(c)	Termination and Reemployment After Disqualifying Break. An Employee who terminates employment before becoming a Participant and who is reemployed after incurring a Disqualifying Break in Service shall be eligible to become a Participant on the first Entry date coincident with or next following his satisfaction of the eligibility requirements of Section 2.1, based on his Date of Reemployment.

ARTICLE 3

CONTRIBUTIONS

3.1	COMPANY CONTRIBUTIONS

An Employer may contribute to the Trust Fund for each Plan Year, as Company Contributions, such amount as the Board shall determine in its sole discretion, which Company Contributions shall be allocated among the Company Contribution Accounts in accordance with Section 4.3. An Employer may make a Company Contribution in cash, Company Stock, property or any combination thereof.

3.2	SALARY REDUCTION CONTRIBUTIONS

(a)	Salary Reduction Agreement.

(1)	Each Eligible Employee shall have the option to enter into a written (or by any other means approved by the Company) salary reduction agreement with his Employer effective on the first Entry Date on which the Eligible Employee is otherwise eligible to participate in the Plan, which agreement shall be applicable to all Compensation received thereafter. The salary reduction agreement shall provide that the Eligible Employee agrees to accept a reduction in his Compensation from his Employer equal to (i) an integral percentage of from 1% to 89% of his Compensation, provided, however, that (1) in no event shall the sum of the Eligible Employee’s Salary Reduction Contributions, After-Tax Contributions and Catch-Up Contributions exceed 89% of his Compensation for any payroll period, and (2) amounts deferred under the Eligible Employee’s salary reduction agreement shall be subject to the other limitations of this Section 3.2 and the limitations of Sections 3.3 and 4.4.

(2)	Elections under this Section 3.2 shall apply to annual bonus payments by an Employer to an Eligible Employee, including bonus payments under the Employer’s Pay for Performance Plan, unless the Eligible Employee makes a separate election hereunder with respect to annual bonus payments. Notwithstanding the limitations in subparagraph (1) above, this separate election may be from 0% to 89% of a Participant’s annual bonus payment (after applicable payroll taxes) in 1% increments. The separate election shall be made in October or November, and shall apply to any annual bonus paid during the next year (generally in the following February or March).

(b)	Change in Amount of Salary Reduction Contributions. Each Eligible Employee may change the amount of his Salary Reduction Contributions by means of an appropriate authorization or notice to his Employer, on a form or in the manner prescribed by the Administrative Committee. The Administrative Committee may establish additional rules regarding the timing and frequency of a change in the amount of Salary Reduction Contributions, provided the rules are applied uniformly to all Eligible Employees.

(c)	Discontinuance of Salary Reduction Contributions. Each Eligible Employee may elect to discontinue his Salary Reduction Contributions by means of an appropriate authorization or notice to his Employer, on a form or in the manner prescribed by the Administrative Committee. The change shall be effective as soon as practicable after the receipt of the authorization or notice by the Administrative Committee. The Eligible Employee may elect to resume his Salary Reduction Contributions at any time by filing another authorization or notice with his Employer in the manner prescribed by the Administrative Committee.

(d)	Late Enrollment. An Employee who does not elect to participate in the Plan on the first Entry Date on which he becomes an Eligible Employee may subsequently elect to participate by filing the appropriate authorization form with his Employer in the manner prescribed by the Administrative Committee.

(e)	Salary Reduction Contribution Account. The Administrative Committee shall establish and maintain a Salary Reduction Contribution Account in the name of each Eligible Employee who elects to enter into a salary reduction agreement with an Employer to make Salary Reduction Contributions under the Plan.

(f)	Excess Deferrals.

(1)	Except to the extent permitted under Section 3.10, the maximum amount of Salary Reduction Contributions that can be made on behalf of each Participant in any calendar year under this Plan and any other plan or arrangement shall not exceed the annual dollar limit of Code Section 402(g). If a Participant makes Excess Deferrals under this Plan and any other plan or arrangement, the Participant must notify the Administrative Committee in writing by March 1 of the following year of the amount, if any, of the Excess Deferrals to be refunded from this Plan. The Participant shall be deemed to have notified the Administrative Committee by March 1 of any Excess Deferrals under this Plan and any other plan or arrangement maintained by an Employer or an Affiliate. The amount of Excess Deferrals to be refunded shall be paid to the Participant in a single payment not later than April 15 following the close of the calendar year in for which they were made and shall include any income or loss allocated to the refunded Excess Deferrals, as determined in subparagraph (2) below (i) during the calendar year for which the Excess Deferrals were made, and (ii) for the period between the end of that year and the date of the refund payment (the “gap period”). Although Excess Deferrals made with respect to a calendar year may be refunded, they shall be considered as Salary Reduction Contributions for the Plan Year in which they were originally made and shall be included in the Participant’s Actual Deferral Percentage for that year. Notwithstanding the foregoing, Salary Reduction Contributions shall not include any Excess Deferrals properly distributed as excess annual additions in accordance with Section 4.4.

(2)	The income or loss allocated to Excess Deferrals for the (i) the calendar year for which the Excess Deferrals were made, and (ii) the gap period (as defined in subparagraph (1) above, shall be determined in accordance with this subparagraph (2).

(i)	The income or loss allocable to Excess Deferrals for the calendar year for which they were made shall be determined by multiplying the income or loss for the calendar year allocable to the Participant’s Salary Reduction Contributions for the year by a fraction, the numerator of which is the amount of Excess Deferrals, and the denominator of which is the closing balance (as of the end of the calendar year) of the Participant’s Salary Reduction Contribution Account reduced by gains (or increased by losses) allocable to that Account during the calendar year.

(ii)	The income or loss allocable to Excess Deferrals for the gap period may be calculated by multiplying the income or loss allocable to the Excess Deferrals for the period between the end of the calendar year and the last day of the month preceding the refund date of the Excess Deferrals by a fraction determined under the method specified in subparagraph (i) above. Alternatively, the allocable income or loss for the gap period may be deemed to equal 10% of the income or loss allocable to the Excess Deferrals for the calendar year for which they were made, multiplied by the number of calendar months that have elapsed since the end of that calendar year through the refund date. For this purpose, a refund payment occurring on or before the 15th day of the month will be treated as having been made on the last day of the preceding month. A refund payment occurring after the 15th day of the month will be treated as having been made on the first day of the next month.

3.3	ADP TEST

(a)	ADP Test.

(1)	The Plan shall satisfy the ADP Test each Plan Year. The ADP Test shall be satisfied for a Plan Year if (i) the Actual Deferral Percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees is not more than 1 1/4 times the Actual Deferral Percentage for the Plan Year for the group of Eligible Employees who are Nonhighly Compensated Employees; or (ii) the Actual Deferral Percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees is not more than two percentage points greater than, and not more than two times, the Actual Deferral Percentage for the Plan Year for the group of Eligible Employees who are Nonhighly Compensated Employees.

(2)	If this Plan is aggregated with one or more other plans in order for this Plan or the other plan or plans to satisfy the requirements of Code Section 401(a)(4) or 410(b), then the ADP Test shall be applied by determining the Actual Deferral Percentages of Eligible Employees as if the aggregated plans were a single plan. This Plan and the other plan(s) may be aggregated under this Section 3.3 only to the extent permitted under Code Sections 401(k), 401(a)(4) and 410(b).

(3)	In lieu of applying the ADP Test to all Eligible Employees as described in subparagraph (1) above, the Administrative Committee may elect to apply the ADP Test by disregarding Eligible Employees who are Nonhighly Compensated Employees and have not completed the minimum age and service conditions described in Code Section 410(a) as of the end of the applicable Plan Year, as provided in Code Section 401(k)(3)(F).

(4)	If portions of the Plan or groups of Eligible Employees are required to be disaggregated for purposes of performing the ADP Test, the ADP Test shall be applied by determining the Actual Deferral Percentages of the Eligible Employees as if the disaggregated Eligible Employees or disaggregated portions of the Plan were separate plans.

(b)	Correction of ADP Test Failure.

(1)	In the event that the ADP Test is not satisfied for any Plan Year (after taking into account any Special Company Contributions made pursuant to Section 3.7), the Excess Contributions, along with the earnings of the Trust Fund allocable to the Excess Contributions (as allocated pursuant to the procedure set forth in Section 3.2(f)(2), but with respect to the Plan Year), shall be distributed, in accordance with the leveling method described in subparagraph (2) below to the Highly Compensated Employees who made the Excess Contributions within two and one-half months after the Plan Year in which the Excess Contributions were made, or, if the Administrative Committee shall so direct, before the last day of the Plan Year after the Plan Year in which the Excess Contributions were made.

(2)	Excess Contributions shall be distributed as follows. The Administrative Committee shall calculate the aggregate dollar amount of Excess Contributions for all Highly Compensated Employees. The Salary Reduction Contributions of the Highly Compensated Employees with the highest dollar amount of Salary Reduction Contributions then shall be distributed in an amount necessary to reduce the dollar amount of those Highly Compensated Employees’ Salary Reduction Contributions to an amount equal to the dollar amount of the Salary Reduction Contributions of the Highly Compensated Employees with the next highest dollar amount of Salary Reduction Contributions or, if less, to reduce the dollar amount of Excess Contributions to zero. If this reduction is not sufficient to reduce the dollar amount of Excess Contributions to zero, the procedure set forth in the preceding sentence shall again be followed until all Excess Contributions have been distributed.

3.4	AFTER-TAX CONTRIBUTIONS

(a)	After-Tax Contributions. Subject to the limitations of Section 4.4, an Eligible Employee may elect, at the time and in the manner prescribed by the Administrative Committee, to make After-Tax Contributions to the Trust Fund of not less than 1%, nor more than 15%, of his Compensations for each payroll period in 1% increments; provided, however, that in no event shall the sum of the Eligible Employee’s Salary Reduction Contributions, After-Tax Contributions and Catch-Up Contributions exceed 89% of his Compensation for any payroll period.

(b)	After-Tax Contribution Account. The Administrative Committee shall establish and maintain an After-Tax Contribution Account in the name of each Eligible Employee who makes After-Tax Contributions under the Plan.

3.5	MATCHING CONTRIBUTIONS

(a)	Matching Contributions.

(1)	Each Plan Year, an Employer may contribute to the Plan, on behalf of each of the Employer’s Eligible Employee’s who authorizes Salary Reduction Contributions during the Plan Year, a Matching Contribution in an amount determined in the sole and exclusive discretion of the Board, subject to the requirements of Section 4.3. An Employer may make Matching Contributions in cash, Company Stock, property or any combination thereof.

(2)	If a Participant is entitled to an allocation of Matching Contributions in a Plan Year, the Matching Contributions shall be made on the Participant’s behalf by his Employer based upon the Participant’s Salary Reduction Contributions made during the Plan Year while employed by his Employer.

(3)	No Employer shall make any Matching Contribution with respect to an Eligible Employee’s After-Tax Contributions or Catch-Up Contributions.

(b)	Matching Contribution Account. The Administrative Committee shall establish and maintain a Matching Contribution Account in the name of each Participant on whose behalf Matching Contributions are made.

(c)	Forfeiture of Matching Contributions. Notwithstanding anything in this Plan to the contrary, any Matching Contribution associated with an Excess Deferral refunded under Section 3.2(f) or an Excess Contribution refunded under Section 3.3 shall be forfeited within two and one-half months after the end of the Plan Year in which the Excess Deferral or the Excess Contribution was made and shall be used to reduce future Company Contributions, Matching Contributions or Special Company Contributions, to restore Account Balances forfeited under Section 6.5, or to pay administrative expenses of the Plan.

3.6	ACP TEST

(a)	ACP Test.

(1)	The Plan shall satisfy the ACP Test each Plan Year. The ACP Test shall be satisfied for a Plan Year if (i) the Actual Contribution Percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees is not more than 1-1/4 times the Actual Contribution Percentage for the Plan Year for the group of Eligible Employees who are Nonhighly Compensated Employees; or (ii) the Actual Contribution Percentage for the Plan Year for the group of Eligible Employees who are Highly Compensated Employees is not more than two percentage points greater than, and not more than two times, the Actual Contribution Percentage for the Plan Year for the group of Eligible Employees who are Nonhighly Compensated Employees.

(2)	If this Plan is aggregated with one or more other plans in order for this Plan or the other plan or plans to satisfy the requirements of Code Section 401(a)(4) or 410(b), then the ACP Test shall be applied by determining the Actual Contribution Percentages of Eligible Employees as if the aggregated plans were a single plan. This Plan and the other plan(s) may be aggregated under this Section 3.6 only to the extent permitted under Code Sections 401(k), 401(a)(4) and 410(b).

(3)	In lieu of applying the ACP Test to all Eligible Employees as described in subparagraph (1) above, the Administrative Committee may elect to apply the ACP Test by disregarding Eligible Employees who are Nonhighly Compensated Employees and have not completed the minimum age and service conditions described in Code Section 410(a) as of the end of the applicable Plan Year, as provided in Code Section 401(m)(5)(C).

(4)	If portions of the Plan or groups of Eligible Employees are required to be disaggregated for purposes of performing the ACP Test, the ACP Test shall be applied by determining the Actual Contribution Percentages of the Eligible Employees as if the disaggregated Eligible Employees or disaggregated portions of the Plan were separate plans.

(b)	Correction of ACP Test Failure.

(1)	In the event that the ACP Test is not satisfied for any Plan Year (after taking into account any Special Company Contributions made pursuant to Section 3.7), the Excess Aggregate Contributions, along with the earnings of the Trust Fund allocable to such amount (as allocated pursuant to the procedure set forth in Section 3.2(f)(2), but with respect to the Plan Year), shall be distributed, in accordance with the leveling method described in subparagraph (2) below, to the Highly Compensated Employees who made the Excess Aggregate Contributions within two and one-half months after the Plan Year in which the Excess Aggregate Contributions were made, or instead, if the Administrative Committee shall so direct, before the last day of the Plan Year after the Plan Year in which the Excess Aggregate Contributions were made.

(2)	Excess Aggregate Contributions shall be distributed as follows. The Administrative Committee shall calculate the dollar amount of the Excess Aggregate Contributions for all Highly Compensated Employees for the Plan Year. The After-Tax Contributions and/or Matching Contributions of the Highly Compensated Employees with the highest dollar amount of After-Tax Contributions and/or Matching Contributions then shall be distributed in an amount necessary to reduce the dollar amount of the Highly Compensated Employees’ After-Tax Contributions and/or Matching Contributions to an amount equal to the dollar amount of the After-Tax Contributions and/or Matching Contributions of the Highly Compensated Employees with the next highest dollar amount of After-Tax Contributions and/or Matching Contributions or, if less, to reduce the dollar amount of the Excess Aggregate Contributions to zero. If this reduction is not sufficient to reduce the dollar amount of the Excess Aggregate Contributions to zero, the procedure set forth in the preceding sentence shall again be followed until all the Excess Aggregate Contributions have been distributed.

3.7	SPECIAL COMPANY CONTRIBUTIONS; RECHARACTERIZATION OF COMPANY CONTRIBUTIONS

(a)	Special Company Contributions.

(1)	In order to satisfy the ADP Test or ACP Test, an Employer may, in its discretion and by action of the Board, make Special Company Contributions in the form of (i) qualified non-elective contributions (“QNECs”) (within the meaning of Code Section 401(m)(5)) to the Plan on behalf of some or all Eligible Employees who are Nonhighly Compensated Employees, or (ii) to the extent permitted by Treasury Regulations, recharacterize Company Contributions as Salary Reduction Contributions or Matching Contributions, whichever is applicable.

(2)	If an Employer makes QNECs to the Plan or Company Contributions are recharacterized pursuant to subparagraph (1) above, on behalf of any Eligible Employee to satisfy the ADP Test or ACP Test, then the QNECs shall be deemed, for all Plan purposes (except as provided in Section 7.2) to be Salary Reduction Contributions, and shall be allocated to the Salary Reduction Contribution Accounts of the applicable Eligible Employees; provided, however, that Matching Contributions shall not be based upon these contributions.

(b)	Limitation on Targeted QNECs.

(1)	Notwithstanding paragraph (a) above, QNECs made on behalf of an Eligible Employee shall not be taken into account for ADP Test purposes for a Plan Year to the extent that the amount of the QNECs exceed the product of

(i) the Eligible Employee’s Compensation for the Plan Year, and (ii) the greater of 5% or two times the Plan’s “representative contribution rate” (as defined below) for the Plan Year. Any QNEC taken into account for the ADP Test under Treasury Regulations Section 1.401(k)-2(a)(6) (including the determination of the representative contribution rate for purposes of Treasury Regulations Section 1.401(k)-2(a)(6)(iv)(B)) shall not be taken into account for purposes of the ACP Test (including the determination of the representative contribution rate).

(2)	For purposes of this paragraph (b), (1) the Plan’s “representative contribution rate” for a Plan Year is the lowest applicable contribution rate (as defined below) of any Eligible Employee who is a Nonhighly Compensated Employee among a group of such Eligible Employees that consists of half of all such Eligible Employees for the Plan Year (or, if greater, the lowest applicable contribution rate of any Eligible Employee who is a Nonhighly Compensated Employee in the group of all such Eligible Employees for the Plan Year and who is employed by the Employer on the last day of the Plan Year), and (2) the “applicable contribution rate” for an Eligible Employee is the amount of QNECs made on behalf of the Eligible Employee taken into account under the ADP Test for the Plan Year, divided by the Eligible Employee’s Compensation for the Plan Year.

3.8	ROLLOVER CONTRIBUTIONS

(a)	Rollover Contributions. Any Employee, regardless of whether he has become a Participant, may, subject to obtaining the prior approval of the Administrative Committee, at any time transfer (or cause to be transferred) to the Trust Fund up to the entire amount of cash received in an eligible rollover distribution (within the meaning of Code Section 402) from an eligible retirement plan (within the meaning of Code Section 402), provided however, that (1) in the event of a rollover of amount(s) received by, and made payable to, the Employee and not of amount(s) transferred in a direct rollover, the amount(s) attributable to the distribution must be received by the Trustee within 60 days after the Employee’s receipt of the distribution, and (2) the Plan shall not accept any part of an eligible rollover distribution attributable to after-tax contributions.

(b)	Procedure. An Employee shall furnish the Administrative Committee with a written statement that a contribution to the Trust Fund is a Rollover Contribution, together with such other statements and information as may be required by the Administrative Committee in order to establish that the contribution does not contain amounts from sources other than provided in paragraph (a) above and that the Rollover Contribution otherwise meets the requirements of law. Acceptance by the Trustee of any amount under these provisions shall not be construed as a determination of the Employee’s tax consequences by the Administrative Committee.

(c)	Rollover Contribution Account. The Administrative Committee shall establish and maintain a Rollover Account in the name of each Employee who elects to roll over amounts into the Trust Fund pursuant to the provisions of this Section 3.8.

3.9	TRANSFERS OF ASSETS TO THE PLAN

If another plan that is qualified under Code Section 401(a) is merged into this Plan, or assets from the qualified plan of an Affiliate are transferred to this Plan, then, for purposes of this Plan and absent direction by the Administrative Committee to the contrary, any amounts attributable to salary reduction contributions (not considered as taxable income) thereunder shall be combined with amounts hereunder attributable to Salary Reduction Contributions; any amounts attributable to employer matching contributions (or contributions made by an employer in relation to the employee’s salary reduction contributions or after-tax contributions) thereunder shall be combined with amounts hereunder attributable to Matching Contributions; any amounts attributable to employer profit sharing contributions or non-elective contributions thereunder shall be combined with amounts hereunder attributable to Company Contributions; and any amounts attributable to employee contributions (or contributions considered as taxable income) thereunder shall be accounted for separately under this Plan as After-Tax Contributions. All such transferred amounts shall be vested hereunder to at least the extent provided in such other qualified plan. Notwithstanding anything herein to the contrary, absent the consent of the Administrative Committee, assets from a plan subject to the joint and survivor annuity requirements of Code Section 401(a)(11) shall not be entitled to be transferred to this Plan.

3.10	CATCH UP CONTRIBUTIONS

All Employees who are eligible to make Salary Reduction Contributions under the Plan for a Plan Year and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of Code Section 414(v). Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416, as applicable, by reason of the making of such Catch-Up Contributions. Catch-Up Contributions shall not be eligible for Matching Contributions.

3.11	COMPLIANCE MEASURES

An Employer may refuse to give effect to any salary reduction agreement entered into, or any After-Tax Contribution election made, by an Eligible Employee at any time if the Administrative Committee determines that such refusal is necessary to ensure that, with respect to a Plan Year (a) the amount of the Participant’s Salary Reduction Contributions do not exceed the Code Section 402(g) limit on elective deferrals, (b) the annual additions to the Participant’s Account do not exceed the limitations of Section 4.4, or (c) to ensure the Plan’s satisfaction of the ADP Test or ACP Test.

3.12	PAYMENT TO TRUSTEE

(a)	Employee Contributions. An Employer shall contribute to the Trust Fund, as soon as practicable after the end of each payroll period, but not later than the time period that may be mandated by law or by regulation, an amount equal to the aggregate Salary Reduction Contributions and After-Tax Contributions made by and on behalf of all of its Eligible Employees for the payroll period.

(b)	Employer Contributions. Company Contributions, Matching Contributions and Special Company Contributions hereunder shall be made to the Trustee no later than the time prescribed by law for filing the respective Employer’s Federal income tax return for the Plan Year to which they relate, including any extensions thereof.

ARTICLE 4

ALLOCATIONS, ACCOUNTING, AND ADJUSTMENTS

4.1	COMPOSITION OF TRUST FUND

All amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation, and depreciation, shall constitute a single fund known as the Trust Fund. Separate Accounts shall be maintained for each Participant as required by Article 3 or any other provision of the Plan.

4.2	ALLOCATION OF EARNINGS TO ACCOUNTS

Earnings of the Trust Fund shall be allocated to the Accounts of all Participants as of each Valuation Date by credit or deduction therefrom, as the case may be, of a portion of the increase or decrease in the value of the respective investment funds of the Trust Fund since the preceding Valuation Date attributable to interest, dividends, changes in market value, expenses, and gains and losses realized from the sale of assets, provided, however, that a Participant’s Accounts shall not share in the allocations hereunder to the extent that the Participant has directed the investment of his Accounts pursuant to Section 8.4. Allocations hereunder shall be made in the proportion that each of the opening Account Balances (the Account Balance as of the previous Valuation Date adjusted by subtracting withdrawals and distributions, and by adding one-half (1/2) of all periodic current contributions and Rollover Contributions deposited in the Trust Fund since the last Valuation Date) invested in such investment fund bears to the total of all the opening Account Balances, as adjusted, invested in the investment fund. Unless otherwise specified above, as of each Valuation Date, after the allocation of earnings but prior to the allocation of Company Contributions and Matching Contributions, the Salary Reduction Contributions, After-Tax Contributions and Rollover Contributions, if any, shall be allocated to the Accounts of the Participants on whose behalf such contributions are made.

4.3	ELIGIBILITY FOR ALLOCATION OF COMPANY CONTRIBUTIONS AND MATCHING CONTRIBUTIONS

(a)	Allocation of Company Contributions.

As of the last day of each calendar quarter in a Plan Year after the allocation of earnings, Rollover Contributions, Salary Reduction Contributions and After-Tax Contributions, Company Contributions, if any, made by an Employer for such quarter shall be allocated to the Company Contribution Account of each Eligible Participant (as defined below) (whether or not the Eligible Participant made Salary Reduction Contributions or After-Tax Contributions during the calendar quarter), in the same proportion that the Eligible Participant’s Compensation for the quarter bears to the total Compensation for the quarter of all Eligible Participants. For purposes of this Section 4.3, an “Eligible Participant” is an Employee who (1) has completed at least 1,000 Hours of Service during any consecutive 12-month period, and (2) is an active Employee as of the last Business Day of the calendar quarter in question.

(b)	Compliance with Code Section 410(b). If the Plan would fail to meet the coverage requirements of Code Section 410(b)(1) for a Plan Year due to the ineligibility of one or more Participants whose employment with an Employer has terminated before the end of a calendar quarter in the Plan Year, then the Administrative Committee shall determine, in accordance with uniform and nondiscriminatory procedures, the minimum number of members of the group of terminated Participants to share in Company Contributions in order to meet the coverage tests under Code Section 410(b) for the Plan Year.

(c)	Retirees, etc. Notwithstanding paragraph (a) above, a Participant who during the Plan Year, has (1) terminated employment with the Employers on or after attaining Normal Retirement Age, (2) died, or (3) become Disabled, shall also be eligible to share in his Employer’s Company Contributions, if any, for the Plan Year.

(d)	Allocation of Matching Contributions. Following the allocation of Company Contributions, if any, Matching Contributions, if any, and if not previously allocated, then shall be allocated as provided in Section 3.5.

4.4	MAXIMUM ANNUAL ADDITIONS

(a)	Limitation on Annual Additions. Except as otherwise provided under Section 3.10 of the Plan and Code Section 414(v), the sum of the Company Contributions, Salary Reduction Contributions, After-Tax Contributions, Matching Contributions, Special Company Contributions and forfeitures allocated to a Participant’s Accounts for any Limitation Year shall not exceed the lesser of: (1) $40,000, as adjusted for cost-of-living increases under Section 415(d) of the Code, or (2) 100% of the Participant’s compensation (within the meaning of Code Section 415(c)(3)) for the Limitation

Year. The foregoing compensation limit shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which would otherwise be treated as an annual addition.

(b)	Correction of Excess Annual Additions. In the event that the additions to a Participant’s Accounts in a Limitation Year would be in excess of the maximum annual limits under this Section 4.4 (1) as a result of a reasonable error in estimating a Participant’s Compensation; (2) as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)), or (3) under other facts and circumstances to which Treasury Regulation Section 1.415-6 shall be applicable, the After-Tax Contributions, and then, if necessary, the Salary Reduction Contributions made by or with respect to the Participant shall be distributed to him to the extent that the distribution would reduce the amount in excess of the limits of this Section 4.4, and amounts otherwise in excess of the limits of this Section 4.4 remaining after such distribution shall be allocated to a suspense account in an amount necessary to bring the annual additions within the maximum annual limits, and shall be allocated pursuant to Treasury Regulation Section 1.415-6(b)(6)(iii) in future Limitation Years. The foregoing notwithstanding, the Administrative Committee may comply with either Treasury Regulation Section 1.415-6(b)(6)(i) or Treasury Regulation Section 1.415-6(b)(6)(ii), in lieu of the Treasury Regulation Section 1.415-6(b)(6)(iii).

(c)	Special Rules. For purposes of this Section 4.4, this Plan and any other qualified defined contribution plan maintained by an Employer or an Affiliate shall be considered as a single defined contribution plan if a Participant is a participant in both plans. Amounts allocated in Limitation Years beginning after March 31, 1984 to a Participant’s individual medical benefit account, as defined in Code Section 415(l)(1), which is part of a defined benefit plan maintained by an Employer or an Affiliate shall be treated as annual additions to a defined contribution plan. Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Code Section 419A(d), under a welfare benefit fund, as defined in Code Section 419(e), maintained by an Employer or an Affiliate, shall be treated as annual additions to a defined contribution plan. Notwithstanding the foregoing, the compensation limit described in paragraph (a) above shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which otherwise is treated as an annual addition under Code Section 415(l)(1). If a reduction is necessary under paragraph (b) above, then the reduction shall first be made to the annual additions under this Plan.

ARTICLE 5

VESTING

5.1	PARTICIPANT ACCOUNTS

A Participant shall at all times be 100% vested in his Accounts.

5.2	AMENDMENT TO VESTING SCHEDULE

No amendment to the vesting provisions of the Plan shall deprive a Participant of his Vested Interest in his Account Balance prior to the date of amendment. Further, if the vesting schedule of the Plan is amended, or if the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s Vested Interest in his Company Contribution Account or Matching Contribution Account, or if the Plan is deemed amended by an automatic change to or from the top-heavy vesting schedule, each Participant with at least three years of vesting service may elect, within a reasonable period after the adoption of the amendment or change, to have his Vested Interest in his Company Contribution Account or Matching Contribution Account computed under the Plan without regard to such amendment or change. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of 60 days after: (1) the amendment is adopted; (2) the amendment becomes effective; or (3) the Participant is issued written notice of the amendment by the Company.

ARTICLE 6

TIME AND METHOD OF PAYMENT

6.1	NORMAL FORM OF PAYMENT FOR EMPLOYEES

(a)	Form of Payment. The Vested Interest of a Participant’s Account Balance shall be paid to the Participant or, in the event of his death, to his Beneficiary in cash in one single sum distribution.

(b)	Consent to Distribution.

(1)	If a Participant’s Vested Interest in his aggregate Account Balances (determined as of the Valuation Date coincident with or next following his termination of employment with the Employers and the Affiliates) exceeds $5,000 and payment is to be made prior to the Participant attaining age 65, the Participant must consent in writing to the distribution before payment of any portion of the distribution commences.

(2)	Notwithstanding anything in this Article 6 to the contrary, if a Participant’s Vested Interest in his aggregate Account Balances (determined as of the Valuation Date coincident with or next following his termination of employment with the Employers and the Affiliates) is $5,000 or less, payment shall be made as soon as practicable after the Participant’s termination of employment with the Employers and Affiliates in one single sum cash payment. For purposes of this subparagraph (2), if the Vested Interest of the Participant’s Account Balance (determined as of the Valuation Date coincident with or next following his termination of employment) is zero, the Participant shall be deemed to have received a distribution of his aggregate Vested Interest under this paragraph (b).

(3)	For purposes of subparagraphs (b)(1) and (2) above, the value of a Participant’s Vested Interest in his Account Balance shall be determined without regard to that portion of the Account Balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16).

(4)	In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section 6.1(b), if the Participant does not elect to have the distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with paragraph (d) below or (a) above, respectively, then the Administrative Committee shall pay the distribution in cash in a direct rollover to an individual retirement plan designated by the Administrative Committee.

(c)	30-Day Notice. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, the distribution may be made or commence less than 30 days after the notice required under Treasury Regulation Section 1.411(a)-11(c) is given provided that: (1) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d)	Eligible Rollover Distribution. Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(e)	Grandfather Payment Form. The provisions of this Section 6.1 shall be effective with respect to distributions occurring on or after January 1, 2003. The foregoing notwithstanding, any Participant who was receiving distributions under the Plan prior to January 1, 2003 pursuant to the terms of Article 6 of the Plan as in effect prior to January 1, 2003, may continue to receive such distributions in accordance with the terms of Article 6 of the Plan as in effect prior to January 1, 2003.

6.2	TIME OF PAYMENT

(a)	Time of Payment. Subject to the provisions of Sections 6.1 and 6.3, payment of a Participant’s Vested Interest in his Account Balances shall be made at the later of 60 days after the close of the Plan Year in which the Participant (1) attains (or would have attained) Normal Retirement Age, or (2) terminates employment with the Employers and Affiliates, unless the Participant or, in the event of his death, his Beneficiary, requests payment at an earlier date, but subsequent to the Participant’s termination of employment with the Employers and Affiliates. In that event, payment shall be made as soon as practicable after the date payment is requested, and based upon the Participant’s Account Balances as of the Valuation Date coincident with the date the payment is processed. For this purpose, a Participant will not be treated as having terminated employment with the Employers and Affiliates if he has a change in employment status from Employee to Leased Employee.

(b)	Required Beginning Date.

(1)	Notwithstanding any other provision of the Plan, payment in all cases shall be made or shall commence by the April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2; or (ii) the calendar year in which the Participant retires; provided, however, if a Participant is a 5% owner of an Employer (as defined in Code Section 416) at any time during the Plan Year ending with or within the calendar year in which such Participant attains age 70 1/2, payment shall be made or shall commence by April 1 of the calendar year immediately following the calendar year in which the Participant attains the age of 70 1/2, even if he has not yet retired. A Participant who is not 5% owner of an Employer and who commenced receiving payments from the Plan after attaining age 70 1/2 under the rules as in effect under this Plan prior to January 1, 1997, may elect to stop receiving such payments until April 1 of the year following the year in which he retires.

(2)	The provisions in subparagraph (1) above shall not apply to a Participant who (i) has made a written election to receive his benefits under the Plan at a later date in accordance with Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, or (ii) has attained age 70 1/2 before January 1, 1988 and who was not a 5% owner of an Employer at any time during the Plan Year ending with or within the calendar year in which such individual attained age 66 1/2 or any subsequent Plan Year.

6.3	MINIMUM DISTRIBUTION RULES FOR CALENDAR YEARS AFTER 2002.

(a)	General Rules.

(1)	The provisions of this Section 6.3 shall apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(2)	The requirements of this Section 6.3 shall take precedence over any inconsistent provisions of the Plan.

(3)	All distributions required under this Section 6.3 shall be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).

(4)	Notwithstanding the other provisions of this Section 6.3, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(b)	Time and Manner of Distribution.

(1)	The Participant’s entire interest shall be distributed, or shall begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(2)	If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or shall begin to be distributed, no later than as follows:

(i)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, then, except as provided in Section 6.3(b)(2)(v), distributions to the surviving spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then, except as provided in Section 6.3(b)(2)(v), distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)	If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant, but before distributions to the surviving spouse begin, this Section 6.3(b)(2), other than Section 6.3(b)(2)(i), shall apply as if the surviving spouse were the Participant.

(v)	A Participant or Beneficiary may elect on an individual basis whether the five-year rule or the life expectancy rule in this Section 6.3(b)(2) or Section 6.3(d)(2) above applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under this

Section 6.3(b)(2), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If neither the Participant nor Beneficiary makes an election under this Section 6.3(b)(2)(v), distributions shall be made in accordance with Section 6.3(b)(2)(i), (ii), (iii) or (iv), as applicable, or Section 6.3(d)(2).

For purposes of this Section 6.3(b)(2) and Section 6.3(d), unless Section 6.3(b)(2)(iv) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.3(b)(2)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.3(b)(2)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.3(b)(2)(i)), the date distributions are considered to begin is the date distributions actually commence.

(3)	Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year, distributions shall be made in accordance with Sections 6.3(c) and (d). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(c)	Required Minimum Distributions During Participant’s Lifetime.

(1)	During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(i)	the quotient obtained by dividing the Participant’s Account Balances by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(ii)	if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balances by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(2)	Required minimum distributions shall be determined under this Section 6.3(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)	Required Minimum Distributions After Participant’s Death.

(1)	Death on or after Distribution Begins.

(i)	If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balances by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s Designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)	If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)	If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)	If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(2)	Death Prior to Distribution.

(i)	Except as provided in the Section 6.3(b)(2)(v), if the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balances by the remaining life expectancy of the Participant’s Designated Beneficiary, determined as provided in 6.3(d)(1).

(ii)	If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)	If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 6.3(b)(2)(i), this Section 6.3(d)(2) shall apply as if the surviving spouse were the Participant.

(e)	Definitions.

(1)	“Designated Beneficiary.” The individual who is designated as the Beneficiary under Section 8.06 hereof and is the “designated beneficiary” under Code Section 401(a)(9) and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2)	“Distribution Calendar Year.” A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.3(b)(2) hereof. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3)	“Life Expectancy.” Life Expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)	“Participant’s Account Balance.” The Account Balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (the “valuation calendar year”) increased by the amount of any Contributions made and allocated or forfeitures allocated to the Account Balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account Balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5)	“Required Beginning Date.” The required beginning date set forth in Section 6.2(b).

6.4	ADMINISTRATIVE POWERS RELATING TO PAYMENTS

If a Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Administrative Committee, to attend properly to his personal financial matters, the Trustee may make payments in such of the following ways as the Administrative Committee shall direct: (a) to the Participant or Beneficiary; (b) to the legal representative of the Participant or Beneficiary for the benefit of the Participant or Beneficiary; or (c) to a relative by blood or marriage, or a friend, for the benefit of the Participant or Beneficiary. Any payment made pursuant to this Section 6.5 shall be in complete discharge of the obligation for such payment under the Plan.

6.5	LOST PARTICIPANT OR BENEFICIARY

If a Participant or Beneficiary to whom a distribution under the Plan is payable cannot be located, and the Administrative Committee has made reasonable efforts to find the Participant or Beneficiary, including the sending of notification by certified or registered mail to his last known address, the Participant’s Accounts shall be forfeited three years after the date the distribution first becomes payable and held in a suspense account. If the Participant or Beneficiary is located after the forfeiture of the Participant’s Accounts, the Accounts shall be restored (without earnings). Forfeitures arising under this Section 6.5 in any Plan Year shall be applied as of the end of that Plan Year in the manner described in Section 3.5(c). The funds for the restoration of any Participant’s forfeited Accounts shall come, first, from previous forfeitures available for reallocation under Section 3.5(c), and then, if the available forfeitures are insufficient to fully restore the value of the Participant’s Accounts, the Employer shall pay to the Trustee as an additional contribution to the Plan, the sums as are necessary to restore the value of the Participant’s Accounts.

6.6	NO DUPLICATION OF BENEFITS

There shall be no duplication of any benefit payable under this Plan to any Participant or Beneficiary and of any benefit under a defined contribution plan maintained or contributed to by any Employer or Affiliate (or any predecessor of the Employer or Affiliate) to the same person, the amount of which is based, in whole or in part on the same period of employment of an Employee with, or on compensation from, any Employer or Affiliate (or any predecessor of the Employer or Affiliate) or both, the amount of which is based, in whole or in part on the same period of employment of the Employee with, or on the same compensation from, any Employer or Affiliate (or any predecessor of either the Employer or the Affiliate) or both. The Administrative Committee shall make an appropriate adjustment to any benefit otherwise payable under the Plan to prevent any duplication unless the other benefit is appropriately adjusted or is clearly intended to supplement the benefits under this Plan. No benefit shall be paid to any Participant, Beneficiary or other person under more than one Section of this Plan for the same period of time.

ARTICLE 7

LOANS; WITHDRAWALS

7.1	AVAILABILITY OF LOANS

(a)	Generally. Upon application by a Participant who is an Employee or any other party-in-interest, as defined in ERISA Section 3(14), the Trustee may lend the Participant an amount from his Salary Reduction Contribution Account, After-Tax Contribution Account and/or Rollover Account that satisfies the terms and conditions of this Section 7.1.

(b)	Loan request. Each request for a loan under this Section 7.1 shall be made at the time and in the manner prescribed by the Administrative Committee, supported by the evidence and with the reasonable loan processing fee as the Administrative Committee may require. Any outstanding balance of a prior loan must be repaid in full before a new loan may be approved. A loan shall be processed and disbursed as soon as practicable after the Administrative Committee receives a request for the loan. A Participant shall be charged a reasonable fee for a loan.

(c)	Loan documentation and procedures. Each loan shall be evidenced by a note in a form furnished by the Administrative Committee and must be secured by a pledge of the Participant’s Accounts, and the Participant shall authorize repayment by regular payroll deductions and consent to the distribution of his Accounts in the event of a default (provided that distribution at the time is otherwise allowed by the Plan). A Participant must obtain the consent of his Spouse, if any, to obtain a loan from his Accounts.

(d)	Interest rate. Each loan shall bear interest at a rate of 1% plus the prime rate of interest published by The Wall Street Journal for the 15th day of the month immediately preceding the month in which the loan is disbursed (or if that day is not a Business Day, the next succeeding Business Day) or any other prime rate of interest as the Administrative Committee may establish, and shall be amortized in substantially level payments, made not less frequently than quarterly, over the life of the loan. Notwithstanding the preceding, the interest rate on any loan made to a Participant on military leave subject to the Soldiers and Sailors Civil Relief Act Amendments of 1942 shall not exceed the maximum rate of interest set forth in that Act.

(e)	Maximum amount of loan principal. The principal amount of each loan shall not be less than $1,000 and shall not exceed the least of: (i) $50,000, reduced by the highest outstanding balances of loans, during the one-year period ending on the day before the date on which the loan is made, from the Participant’s Accounts under the Plan and any other “qualified employer plan” (within the meaning of Code Section 72(p)(4)) maintained by the Employers and the Affiliates, (ii) 50% of the Participant’s vested Account Balances, or (iii) the sum of the amounts in the Participant’s Salary Reduction Contribution Account, Rollover Account and After-Tax Contribution Account.

(f)	Loan term. Each loan shall be for a term not less than one year and not more than five years. Full prepayment shall be permitted at any time; partial prepayments are not permitted.

(g)	Loan as investment of Participant Accounts. Each note evidencing a loan to a Participant shall be considered an investment of the Participant’s Accounts. Accordingly, principal and interest payments on the note shall be credited to the Participant’s Accounts on his behalf in accordance with the provisions of paragraph (h) below. The distribution of a Participant’s canceled note to the Participant (or to the Participant’s Beneficiary in the event of the Participant’s death) shall be considered as a payment for purposes of the Plan.

(h)	Funding of loan and loan payments. Funds for a loan shall be withdrawn from a Participant’s Accounts in the following order: his Rollover Account, his After-Tax Contribution Account and his Salary Reduction Contribution Account. Within each of those Accounts, funds for a loan shall be withdrawn pro rata from the investment funds in which the Account is invested. Loan repayments shall be allocated on a pro rata basis to the Accounts from which the loan was withdrawn, and invested in accordance with the Participant’s current investment election for future Contributions on file with the Administrative Committee at the time of repayment.

(i)	Loan default. If a Participant fails to make any required loan repayment, files for bankruptcy or terminates employment with an Employer or an Affiliate for any reason and does not remain a “party in interest” within the meaning of ERISA Section 3(14), his loan shall be considered to be in default. Once a Participant’s loan is in default, he shall pay the entire amount of his outstanding loan balance within 90 days of the default event. If the Participant does not repay his loan within the 90-day cure period, the outstanding balance of the loan shall be treated as a distribution subject to applicable taxes and penalties.

(j)	Continuation of defaulted loan. If a Participant remains employed by an Employer or an Affiliate after the date of default of his loan, his defaulted loan shall be treated as an outstanding loan, interest will continue to accrue and his outstanding loan balance (including the accrued interest) shall count against any future loan request. The Participant may repay his defaulted loan in one balloon payment, and the payment will increase the tax basis in his Accounts.

(k)	Military leave and suspension of loan repayments. A Participant may elect to suspend loan repayments for any period during which he is on a leave of absence because he is performing service in the uniformed services (as defined in 38 U.S.C. Chapter 43), whether or not the service is “qualified military service” (as defined in Code Section 414(u)). The Participant’s loan will continue to accrue interest during the suspension period, and loan payments shall resume when the Participant’s military service ends and he returns to work with an Employer or an Affiliate. When the Participant resumes making loan payments, he may either (1) extend his loan term until five years from the original date of the loan plus the period of his military leave, provided that the frequency and amount of his loan repayments shall not be less than the frequency and amount of his pre-military leave loan repayments, or (2) make one lump-sum payment equal to the missed loan repayments plus accrued interest and resume making regularly scheduled loan repayments.

(l)	Merged plan loans. Notwithstanding paragraphs (a) through (k) above, if a Participant was a participant in a plan that merged, in whole or in part, into the Plan and had an outstanding loan transferred from that plan to this Plan, the loan shall be treated as a loan under this Plan and shall be subject to the terms of this Section 7.1 to the extent required by the Administrative Committee in its discretion.

7.2	IN-SERVICE HARDSHIP WITHDRAWALS

A Participant may elect in writing (or in such other form as may be permitted from time to time by the Administrative Committee) to withdraw any amount from his Salary Reduction Contribution Account (excluding amounts attributable to QNECs) at any time while he is employed by an Employer or Affiliate, subject to the conditions of this Section 7.2.

(a)	Conditions for Hardship Withdrawal. The distribution of a Participant’s Salary Reduction Contribution Account shall not commence prior to his death, Disability, attainment of age 59 1/2, or termination of employment, except upon his demonstration of financial hardship. A distribution based upon financial hardship may be made only if (1) the Participant has an immediate and heavy financial need, (2) the distribution does not exceed the amount required to satisfy the immediate and heavy financial need, and (3) the immediate and heavy financial need cannot be satisfied from other resources reasonably available to the Participant. The determination of the existence of an immediate and heavy financial need and the amount required to be distributed to meet the need created by the hardship shall be made by the Administrative Committee in accordance with uniform and nondiscriminatory standards applicable to all Participants.

(b)	Immediate and Heavy Financial Need. A Participant shall be deemed to have an immediate and heavy financial need if the distribution is on account of:

(1)	Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income);

(2)	Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(3)	Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Participant, or the Participant’s Spouse, children, or dependents (as defined in Code Section 152, and, for Plan Years beginning on and after January 1, 2005, without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

(4)	Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5)	Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, and, for taxable years beginning on and after January 1, 2005, without regard to Code Section 152(d)(1)(B));

(6)	Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(7)	Any other emergency that the Administrative Committee, pursuant to a uniform and nondiscriminatory policy and in accordance with guidelines issued by the Internal Revenue Service, deems a bona fide financial emergency.

(c)	Distribution Necessary to Satisfy Financial Need. A distribution shall be deemed necessary to satisfy an immediate and heavy financial need if:

(1)	The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution);

(2)	The Participant has obtained all distributions (including distributions of his After-Tax Contribution Account and/or his Rollover Account under this Plan), other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employers and the Affiliates; and

(3)	The Participant does not make elective deferrals or employee contributions under this Plan or any other plan maintained by the Employers and affiliates for a six-month period following the date of receipt of the hardship distribution.

(d)	Request for Hardship Withdrawal. A Participant must request a hardship withdrawal in the manner and at the time prescribed by the Administrative Committee and must obtain the consent of his Spouse, if any, prior to making a hardship withdrawal. The Administrative Committee shall specify any supporting data required and shall follow a uniform, nondiscriminatory policy in determining the eligibility for, and timing of, hardship withdrawals. A Participant shall be entitled to a hardship withdrawal pursuant to this Section 7.2 from that portion of his Salary Reduction Contribution Account attributable to his Salary Reduction Contributions but not from that portion attributable to QNECs made on his behalf or earnings credited on those Salary Reduction Contributions and QNECs. Funds for a hardship withdrawal shall be withdrawn pro rata from the investment funds in which the Participant’s Salary Reduction Account is invested. A hardship withdrawal shall be paid as soon as administratively practicable after the Administrative Committee receives the Participants’ application for the hardship withdrawal. In no event well a hardship withdrawal be approved if approval would have adverse tax consequences for the Plan.

7.3	OTHER IN-SERVICE WITHDRAWALS

(a)	After-Tax Contributions and Rollover Contributions. Upon application to the Administrative Committee and pursuant to such other procedures established by the Administrative Committee, a Participant may at any time withdraw from his After-Tax Contribution Account and/or his Rollover Account.

(b)	Age 59 1/2. By delivery of a request to the Administrative Committee, in such form or manner as prescribed by the Administrative Committee, a Participant who still is an Employee (or an employee of an Affiliate) may at any time after he has attained age 59 1/2 elect to withdraw all or any portion of his Salary Reduction Contribution Account, After-Tax Contribution Account or Rollover Account.

(c)	Spousal Consent. A Participant must obtain the consent of his Spouse, if any, prior to obtaining an in-service withdrawal under this Section 7.3 of any portion of his (1) After-Tax Contribution Account attributable to After-Tax Contributions credited to that Account after July 17, 2006, (2) Rollover Account attributable to Rollover Contributions credited to that Account after July 17, 2006, and (3) Salary Reduction Contribution Account attributable to Salary Reduction Contributions and Special Company Contributions credited to that Account after July 17, 2006.

(d)	Liquidation of Investment Funds. Funds for an in-service withdrawal under this Section 7.3 shall be withdrawn pro rata from the investment funds in which the Participant’s After-Tax Contribution Account, Rollover Account or Salary Reduction Account, as applicable, is invested.

(e)	Plan Termination. Notwithstanding the foregoing sections of this Article 7, in the event of the termination of the Plan without the establishment or maintenance by any Employer or Affiliate of an alternate defined contribution plan (within the meaning of Treasury Regulation Section 1.401(k)-1(d)), the distribution of all of a Participant’s Accounts shall be permitted. If an alternate defined contribution plan is established or maintained by an Employer or Affiliate, then upon termination of the Plan, if a Participant is an Employee or an employee of an Affiliate, the Participant’s Salary Reduction Contribution Account shall be transferred automatically to the alternate defined contribution plan, which plan shall contain the same distribution restrictions on those Accounts that are contained in this Plan.

(f)	Plan Participation Unaffected by Withdrawal. Withdrawal of all or part of a Participant’s Account Balances pursuant to this Section 7.3 shall not affect the Participant’s right to continue participation under the Plan.

ARTICLE 8

MANAGEMENT OF FUNDS

8.1	TRUSTEE AND TRUST AGREEMENT

A Trustee shall be appointed by the Company to administer the Trust Fund. The Trustee shall serve at the pleasure of the Company and shall have the rights, powers, and duties set forth in the Trust Agreement, under which Trust Agreement the Trustee shall receive contributions from each Company. All assets of the Trust Fund shall be held, invested, and reinvested by the Trustee, subject to the terms of the Trust Agreement.

8.2	ASSETS OF THE TRUST FUND

All contributions under this Plan shall be paid to the Trustee and, except as provided in Section 8.3, all assets of the Trust Fund, including income from investments and from all other sources, shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used to pay benefits to such persons or to pay reasonable expenses of administration of the Plan and the Trust to the extent not paid by the Company or the Employers.

8.3	TRUST CONTRIBUTIONS

All contributions to the Plan will be paid into the Trust, and all benefits payable under the Plan will be paid from the Trust. No part of the corpus or income of the Trust shall revert to an Employer or an Affiliate or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries. All Company Contributions, Matching Contributions and Special Company Contributions to the Plan are expressly conditioned upon the deductibility under Code Section 404; to the extent that a deduction for a contribution is disallowed, the contribution shall be returned to the Employer that made the contribution within one year after the disallowance of the deduction. A contribution to the Plan made by a mistake of fact shall be returned to the Employer that made the contribution within one year after payment of such contribution.

8.4	DIRECTED INVESTMENT ACCOUNTS

(a)	Establishment of Investment Funds. The Administrative Committee may establish separate Investment Funds, including the Company Stock Fund, in which the assets of the Trust will be invested.

(b)	Participant Investment Elections.

(1)	Upon the establishment of the Investment Funds, the Trustee shall, in accordance with the Trust Agreement, permit the Participants to direct the Trustee as to the investment of all or a portion of their Account Balances. A Participant may, subject to a procedure established and applied in a uniform and nondiscriminatory manner, direct the Trustee to invest his existing Account Balances and future contributions made by him or on his behalf in one or more Investment Funds, except that a Participant may not direct that future contributions made by him or on his behalf be invested in, or any portion of his existing Account Balances invested in another Investment Fund be transferred to, the Company Stock Fund. A Participant may at any time transfer all or any portion of his Account Balances invested in the Company Stock Fund to any other Investment Fund.

(2)	To the extent that a Participant’s Accounts are so directed, and as permitted by law, the Trustee and the Administrative Committee shall be relieved of their fiduciary responsibilities under ERISA Section 404.

(3)	That portion of the Accounts of any Participant so directed will thereupon be considered a “Directed Investment Account,” which shall not share in Trust Fund earnings nor be taken into consideration for purposes of Section 4.2. The Directed Investment Account shall be charged or credited as appropriate with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in market value during each Plan year attributable to such Directed Investment Account. The charge or credit, as applicable, shall be made in accordance with, and under, the procedures of the applicable Investment Fund or, if there are no such procedures, in the proportion that the opening balance of each Directed Investment Account (the balance as of the previous Valuation Date adjusted by subtracting withdrawals, and distributions, and by adding one-half of all contributions deposited in the Directed Investment Account since the last Valuation Date) invested in each Investment Fund bears to the opening balances of all such Directed Investment Accounts, as adjusted, invested in such fund.

(c)	Directed Investment Account. A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between a Participant’s regular account, if any, and his Directed Investment Account shall be charged and credited as the case may be to each account.

(d)	Owner of Trust Fund. All investments, including that of any common stock, shall be held in the name of the Trustee or one or more of its nominees as provided in the Trust Agreement.

(e)	Investment Elections. Each Participant shall file an investment election with, and in the manner and at the time prescribed by, the Administrative Committee when he becomes a Participant in the Plan. A Participant may change his Investment Fund elections regarding his existing Account Balances and future contributions made by him or on his behalf pursuant to procedures established by the Administrative Committee. A Participant also may transfer existing Account Balances among the Investment Funds pursuant to such procedures. All investments and changes must be made in multiples of one percent (1%). Elections shall become effective as soon as practicable after receipt by the Administrative Committee, subject to such limitations and restrictions as the Administrative Committee may, from time to time, establish.

(f)	Default Investments. If no election form has been executed by the Participant for his Directed Investment Account, all his Account Balances shall be invested by the Trustee in the default Investment Fund(s) designated by the Administrative Committee.

8.5	VOTING AND TENDER RIGHTS - COMPANY STOCK

(a)	Participant Directed Voting of Company Stock. As long as Company Stock is a class of securities which is required to be registered under Section 12 of the Securities Exchange Act of 1934, or a class of securities which would be required to be so registered except for the exemption from registration provided in paragraph (g)(2)(H) of Section 12 of the Securities Exchange Act, each Participant shall be entitled to direct the Trustee as to the manner in which Company Stock allocated to his Accounts is to be voted.

(b)	Trustee Voting of Company Stock. The Trustee shall vote those shares of Company Stock allocated to Participants’ Accounts in accordance with the timely and proper directions received from the Participants. If the Trustee does not receive timely and proper directions from any Participant regarding the voting of any shares of Company Stock held in the Trust Fund (including unallocated shares), the Trustee shall vote those shares in the same proportion, for and against propositions submitted to the vote of the shareholders, as the Trustee votes shares for which it receives timely and proper directions.

(c)	Tender Offers for Company Stock. Each Participant shall be entitled to direct the Trustee whether to tender the shares of Company Stock allocated to the Participant’s Accounts in response to a tender offer. After the Participants have had an opportunity to cast votes on the tender offer as provided in this Section and the votes are counted, the Trustee shall tender only those shares of Company Stock held in the Trust Fund on the matter for which the Trustee receives timely and proper tender instructions. The Trustee shall not tender any Company Stock as to which it does not receive timely and property directions (including unallocated shares).

(d)	Confidentiality of Participant Voting. Notwithstanding anything contained in the Plan to the contrary, any voting or tender direction given by a Participant pursuant to this Section 8.5 shall not be disclosed to the Employers and shall be held confidential by the Trustee.

(e)	Rules and Regulations. This Section 8.5 shall be implemented by the rules and regulations as may be adopted by the Trustee and the Administrative Committee from time to time. Not in limitation of the foregoing, the rules and regulations may set time limits for Participants to cast votes or give tender instructions on any matter.

ARTICLE 9

ADMINISTRATION OF PLAN

9.1	NAMED FIDUCIARIES

The following persons shall be Named Fiduciaries under the Plan and shall be the only Named Fiduciaries under the Plan.

(a)	Trustee. Subject to the direction of the Administrative Committee and/or Participants, as described in this Article 9, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust Fund, as provided in the Trust Agreement, and shall have no responsibilities other than those provided in the Trust Agreement.

(b)	Administrative Committee. The Administrative Committee shall be the “Administrator” (within the meaning of ERISA Section 3(16)(A)), of the Plan. The Administrative Committee shall consist of at least three persons appointed by the Board of Directors.

9.2	RESPONSIBILITIES AND POWERS OF ADMINISTRATIVE COMMITTEE

(a)	Administrative Committee Powers. The Administrative Committee shall have the discretionary responsibility and authority to control the operation and administration of the Plan in accordance with the terms of the Plan, including, without limiting the generality of the foregoing, (i) all functions assigned to the Administrative Committee under the terms of the Plan; (ii) determination of benefit eligibility and amount and certification of the eligibility and amount to the Trustee; (iii) determination of any questions arising in connection with the interpretation, application or administration of the Plan (including any questions of fact relating to age, service, compensation or eligibility of Employees); (iv) hiring of persons to provide necessary services to the Plan, including a record keeper; (v) issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management by the Administrative Committee of the Plan; (vi) issuance of directions to the Trustee as to benefits to be paid to Participants; (vii) issuance of directions to the Trustee concerning the allocation, payment and distribution of assets of the Trust, including interest thereon; (viii) maintenance of all records of the Plan other than those required to be maintained by the Trustee or any record keeper; (ix) issuance of directions to the Trustee as to the investment of the Plan assets, including the purchase and sale of Employer Stock; (x) selection of Investment Funds; (xi) appointment of investment managers; and (xii) issuance of directions to the Trustee as to any other matter.

(b)	Discretionary Power To Construe and Interpret Plan. The Administrative Committee shall have the sole, absolute and exclusive right, power, and discretionary authority to construe and interpret the provisions of the Plan, and all parts of the Plan, and then administer the Plan for the best interests of the Participants and the Beneficiaries. It may construe any ambiguity, or supply any omission, or reconcile any inconsistencies in the manner and to the extent as it deems proper. The Administrative Committee shall have further discretionary authority to determine all questions with respect to the individual rights of the Employees under the Plan, including, but not by way of limitation, all issues with respect to any Employee’s or Beneficiary’s eligibility for benefits and Employee’s earnings, compensation, service and retirement, as may be reflected by the records of the Employer, and any other information on which these decisions shall be based. It is the intent of this Plan that any Court reviewing an action of the Administrative Committee shall apply the arbitrary and capricious standard of review.

(c)	Reliance on Experts. The Administrative Committee shall be entitled to rely upon all certificates and reports made by any duly appointed accountant, and upon all opinions given by any duly appointed legal counsel.

(d)	Administrative Committee Decisions. The Administrative Committee’s decisions and actions shall be conclusive and binding upon any and all persons and parties.

(e)	Administrative Committee Actions. The Administrative Committee may provide by resolution that any two of its members may act for the Administrative Committee in all matters clearly prescribed by the terms of the Plan or by the terms of any administrative rules or interpretation of the Administrative Committee, and otherwise the vote or consent of a majority of the members of the Administrative Committee shall be required.

(f)	Compensation of Administrative Committee Members. Members of the Administrative Committee shall serve without compensation for their services in the administration of the Plan unless compensation for those services is fixed by the Board of Directors in its appointment of the Administrative Committee or thereafter.

(g)	Administrative Committee Rules and Regulations. The Administrative Committee shall enact the rules and regulations as it may deem proper and necessary to facilitate the administration of the Plan.

9.3	INDIVIDUAL AND SHARED RESPONSIBILITIES OF NAMED FIDUCIARIES

This Article 9 is intended to allocate to each Named Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of the responsibilities or any other responsibility shall be shared by two or more of the Named Fiduciaries unless the sharing shall be provided by a specific provision of the Plan or the Trust Agreement. Whenever one Named Fiduciary is required by the Plan or the Trust Agreement to follow the directions of another Named Fiduciary, the two Named Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Named Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Named Fiduciary receiving those directions shall be to follow them insofar as the instructions are on their face proper under applicable law.

9.4	EMPLOYMENT OF ADVISERS

A Named Fiduciary may employ one or more persons to render advice concerning any responsibility the Named Fiduciary has under the Plan or Trust Agreement.

9.5	FIDUCIARY IN MORE THAN ONE CAPACITY

Any person serving as a fiduciary may serve in more than one fiduciary capacity.

9.6	INDEMNITY AGREEMENT

Any person who is serving or who has served as a member of the Administrative Committee and who, by reason of that service, is entitled to indemnification pursuant to Article V of the Bylaws of the Company, shall be indemnified by the Company to the extent set forth in Article V of the Bylaws of the Company; provided, further, any person who is or was an employee or agent of the Company while so serving as a member of the Administrative Committee shall be indemnified by the Company under the circumstances and to the full extent set forth in Article V of the Bylaws of the Company. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Administrative Committee may be entitled as a matter of law.

9.7	COSTS

The assets of the Trust Fund shall be used to pay all expenses, costs and fees of the Administrative Committee, the Plan and the Trust Fund to the extent those expenses, costs and fees are not paid by the Employers or the Participants (or their Beneficiaries).

9.8	APPLICATION AND FORMS FOR BENEFITS

The Administrative Committee may require a Participant or Beneficiary to complete and file with the Administrative Committee an application for benefits and all other forms approved by the Administrative Committee, and to furnish all pertinent information requested by the Administrative Committee. The Administrative Committee may rely upon all information so furnished it, including the Participant’s current mailing address.

ARTICLE 10

CLAIMS PROCEDURES

10.1	CLAIMS REVIEW

(a)	Initial Claim Denial. If the claim of any person (a “Claimant”) to all or any part of any payment or benefit under this Plan shall be denied, the Administrative Committee shall provide to the Claimant, within a reasonable period of time

(but not later than 90 days) after receipt of the claim, a written notice setting forth:

(1)	the specific reason or reasons for the denial;

(2)	the specific references to the pertinent Plan provisions on which the denial is based;

(3)	a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why the material or information is necessary; and

(4)	a description of the Plan’s review procedures and the time limits applicable to those procedures, including a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse decision on review by the Administrative Committee.

(b)	Extension of 90-Day Period. If the Administrative Committee determines that special circumstances require an extension of time beyond the initial 90-day period, the Administrative Committee shall provide to the Claimant, within the initial 90-day period, a written notice of the extension stating the special circumstances requiring the extension and the date by which the Administrative Committee expects to make its determination (which date will not be later than 90 days after the end of the initial 90-day period).

10.2	APPEALS PROCEDURE

(a)	Request for Review of Denial. Within 60 days after receipt of a notice of denial of his claim for benefits, a Claimant may request, upon written application to the Administrative Committee, a review by the Administrative Committee of its decision denying the Claimant’s claim. The Administrative Committee shall provide the Claimant the opportunity to submit written comments, documents, records and other information relating to his claim for benefits, and shall provide the Claimant, upon request and free of charge, reasonable access to and copies of pertinent documents. The Administrative Committee shall make a full and fair review, and shall make its decision on review by taking into account all comments, documents, records and other information submitted by the Claimant, regardless of whether the comments, documents, records and other information were considered by the Administrative Committee when it initially denied the Claimant’s claim for benefits.

(b)	Extension of 60-Day Period. The Administrative Committee shall issue its decision on review of a Claimant’s denied claim for benefits within a reasonable period of time, but not later than 60 days after the Plan receives the Claimant’s request for a review. If the Administrative Committee determines that special circumstances require an extension of time for processing a Claimant’s review request beyond the initial 60-day period, the Administrative Committee shall provide the Claimant, within the initial 60-day period, a written notice of the extension stating the special circumstances requiring the extension and the date by which the Administrative Committee expects to make its decision on review (which date will not be later than 60 days after the end of the initial 60-day period). If the Administrative Committee grants an extension due to the Claimant’s failure to submit information necessary to decide the Claimant’s claim, the period for making the decision on review shall be tolled from the date on which the Administrative Committee sends the notice of extension to the Claimant until the date on which the Claimant responds to the request for additional information.

(c)	Review Decision. The Administrative Committee shall notify a claimant of its decision on review in writing, and if the decision is adverse, the notice shall set forth:

(1)	the specific reasons for the decision;

(2)	the specific references to the pertinent Plan provisions on which the decision on review is based;

(3)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to his claim for benefits; and

(4)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

ARTICLE 11

AMENDMENT AND TERMINATION

11.1	TERMINATION

(a)	Board Action. It is the expectation of the Company that it shall continue this Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan is not assumed as a contractual obligation of the Company, and the Company reserves the right to terminate the Plan at any time and each Participating Employer in adopting this Plan, consents to any termination of the Plan. The Company, by resolution of the Board, may terminate the Plan with respect to any or all Participating Employers. Any Participating Employer, by a resolution of its Board of Directors, may terminate its participation in the Plan. If participation in the Plan is terminated by fewer than all Participating Employers, the Plan shall continue in effect for Participants employed by the remaining Participating Employers.

(b)	Effective Date. A Plan termination shall become effective as of the date of the Board terminating the Plan action or any subsequent date determined by the Board.

(c)	Distribution of Trust Fund. Upon complete termination of the Plan, all contributions to the Trust shall cease. The Administrative Committee shall notify each affected Participant of the termination of the Plan. Each affected Participant shall be entitled to receive the entire amount of his Account Balances and the Administrative Committee shall direct the Trustee to make payment to each such Participant of such amount in cash or in assets of the Trust Fund, as the Administrative Committee shall determine.

11.2	RIGHT TO AMEND, MODIFY, CHANGE OR REVISE PLAN

(a)	Right to Amend. The Company, by appropriate action of its Board, may at any time and from time to time amend, modify, change, or revise this Plan in whole or in part, provided however, that no amendment to the Plan shall:

(1)	Have the effect of vesting in the Company or Employers any interest in or control of any funds, securities, or other property subject to the terms of the Trust;

(2)	Authorize or permit at any time any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the benefit of Participants and their Beneficiaries, except as provided in Sections 3.5(c) and 8.3;

(3)	Have any retroactive effect as to deprive any Participant or Beneficiary of any benefit already accrued, save only that no amendment made in conformance with the provisions of the Code or any other statute relating to employees’ trusts, or of any official regulation or rulings issued pursuant thereto, shall be considered prejudicial to the rights of any Participant or Beneficiary; and

(4)	Decrease an Account Balance.

(b)	Participating Employer Consent. Each Participating Employer, in adopting this Plan, consents to any amendment, modification, change, or revision under paragraph (a) above.

11.3	MERGER AND CONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS

In the case of any merger or consolidation with or transfer of assets and liabilities to any other plan, provisions shall be made so that each Participant on the date thereof (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately prior to the merger, consolidation, or transfer (if the Plan had terminated).

ARTICLE 12

TOP-HEAVY PROVISIONS

12.1	DEFINITIONS

(a)	COMPENSATION means compensation as defined under Code Section 415(c)(3).

(b)	DETERMINATION DATE means, with respect to any Plan Year, the last calendar day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last calendar day of the first Plan Year.

(c)	KEY EMPLOYEE means any employee or former employee (including any deceased employee) of an Employer who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5% owner of an Employer, or a 1% owner of an Employer having annual Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d)	NON-KEY EMPLOYEE means any Employee who is not a Key Employee.

(e)	PERMISSIVE AGGREGATION GROUP means the Required Aggregation Group plus any other plan or plans of an Employer or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) or 410.

(f)	REQUIRED AGGREGATION GROUP means the group of:

(1)	Each qualified plan of an Employer or an Affiliate in which at least one Key Employee participates; and

(2)	Any other qualified plan of an Employer or an Affiliate which enables a plan in paragraph (1) above to meet the requirements of Code Section 401(a)(4) or Section 410.

(g)	TOP-HEAVY

The Plan shall be deemed to be Top-heavy for any Plan Year if, as of the Determination Date for such Plan Year, any of the following conditions exists:

(1)	If the Top-Heavy Ratio for the Plan exceeds 60%, and the Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group;

(2)	If the Plan is part of a Required Aggregation Group (but is not part of a Permissive Aggregation Group), and the Top-Heavy Ratio for the Required Aggregator Group exceeds 60%; or

(3)	If the Plan is part of a Permissive Aggregation Group, and the Top-Heavy Ratio for the Permissive Aggregation Group, exceeds 60%.

(h)	TOP-HEAVY RATIO

(1)	If an Employer or an Affiliate maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer or Affiliate has not maintained any defined benefit plan which, during the five-year period ending on the Determination Date, has or has had any accrued benefits, the Top-Heavy Ratio for the Plan or for the Required Aggregation Group or the Permissive Aggregation Group, as appropriate, shall be a fraction, the numerator of which is the sum of the Account Balances of all Key Employees under the aggregated defined contribution plans as of the Determination Date (including any part of any Account Balance distributed in the five-year period ending on the Determination Date) and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the five-year period ending on the Determination Date) of all Participants as of the Determination Date, both computed in accordance with Code Section 416. The numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416.

(2)	If an Employer or an Affiliate maintains or has maintained one or more defined contribution plans (including any simplified employee pension plan), and the Employer or Affiliate maintains or has maintained one or more defined benefit plans which, during the five-year period ending on the Determination Date, has or has had any accrued benefits, the Top-heavy Ratio for the Required Aggregation Group or the Permissive Aggregation Group, as appropriate, shall be a fraction, the numerator of which is the sum of the Account Balances of all Key Employees under the aggregated defined contribution plans and the present value of the accrued benefits of all Key Employees under the aggregated defined benefit plans as of the Determination Date, and the denominator of which is the sum of the Account Balances of all Participants under the aggregated defined contribution plans and the present value of the accrued benefits of all Participants under the aggregated defined benefit plans as of the Determination Date, determined in accordance with Code Section 416. The numerator and denominator of the Top-Heavy Ratio shall be adjusted for any distribution of an Account Balance or accrued benefit made in the five-year period ending on the Determination Date and any contribution due but unpaid as of the Determination Date.

(3)	For purposes of subparagraphs (1) and (2) above, the value of the Account Balances and the present value of the accrued benefits shall be determined as of the most recent Valuation Date occurring within the 12-month period ending on the Determination Date, except as provided in Code Section 416 for the first and second Plan Years of a defined benefit plan. The accrued benefits of Non-Key Employees shall be determined under the method used for accrual purposes for all plans of the Employers and Affiliates or, if there is no such method, then as if such benefits accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C). The Account Balances and the accrued benefits of a Participant who is a Non-Key Employee but who was a Key Employee in a prior Plan Year or who has not performed any services for an Employer at any time during the five-year period ending on the Determination Date shall be disregarded. The calculation of the Top-Heavy Ratio and the extent to which distributions, rollovers, and direct transfers are taken into account shall be made in accordance with Code Section 416. When aggregating plans, the value of the Account Balances and the present value of the accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.

(4)	For purposes of determining the present values of accrued benefits and the amounts of Account Balances of Employees as of the Determination Date, the following provisions shall apply effective for Plan Years beginning after December 31, 2001:

(i)	The present values of accrued benefits and the amounts of Account Balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(ii)	The accrued benefits and accounts of any individual who has not performed services for the Company during the one-year period ending on the Determination Date shall not be taken into account.

(i)	VALUATION DATE means the same valuation date used for computing plan costs for minimum funding, regardless of whether an actuarial valuation is performed that year.

12.2	MISCELLANEOUS

(a)	Unrelated rollover contributions or transfers from plans other than a plan sponsored by an Employer or an Affiliate shall not be considered a part of the Participant’s Account Balance for purposes of determining whether or not the Plan is Top-Heavy.

(b)	Related rollover contributions or transfers from other plans sponsored by an Employer or an Affiliate shall be considered a part of the Participant’s Account Balance for purposes of determining whether or not the Plan is Top-Heavy.

(c)	Matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching contributions used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP Test and other requirements of Code Section 401(m).

12.3	MINIMUM ALLOCATION REQUIREMENTS

(a)	Employer contributions allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of 3% of the Participant’s Compensation, or the largest percentage of contributions allocated on behalf of any Key Employee of an Employer for that Plan Year, without, in either event, taking into consideration any contributions or benefits under Social Security or any similar legislation. The preceding provisions shall not apply to any Participant who was not employed by an Employer on the last day of the Plan Year.

(b)	The minimum allocation in paragraph (a) above shall be made even though, under other Plan provisions, the Participant otherwise would not be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because the Participant failed to complete at least 1,000 Hours of Service, the Participant’s Compensation was less than any stated amount, or the Participant failed to make mandatory contributions to the Plan. The minimum allocation required under paragraph (a) above shall not apply to a Participant covered under another defined contribution plan of an Employer or Affiliate if such Participant receives the minimum allocation under such other plan.

(c)	The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

(d)	If an Employer or Affiliate maintains a defined benefit plan that also covers a Non-Key Employee who is a Participant in this Plan, the defined benefit plan shall be designated to satisfy the minimum allocation or benefit requirements of Code Section 416 for the Non-Key Employee. To that extent, the minimum allocation in paragraph (a) above shall not be made.

ARTICLE 13

PARTICIPATING EMPLOYERS

13.1	ADOPTION BY OTHER EMPLOYERS

Notwithstanding anything herein to the contrary, with the consent of the Company, any Affiliate may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

13.2	REQUIREMENTS OF PARTICIPATING EMPLOYERS

(a)	Same Trustee. Each such Participating Employer shall be required to use the same Trustee as provided in this Plan, unless the Administrative Committee otherwise consents to an alternative trustee.

(b)	Allocation of Trust Fund Expenses. Any expenses of the Trust Fund which are to be paid by the Company or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Participating Employer bears to the total standing to the credit of all Participants or, if the Company so elects, on a per capita basis based on the number of Participants at each Participating Employer.

13.3	DESIGNATION OF AGENT

Each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrative Committee for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Company as its agent.

13.4	EMPLOYEE TRANSFERS

It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

13.5	PARTICIPATING EMPLOYERS CONTRIBUTION

All contributions made by a Participating Employer, as provided for under this Plan, shall be determined separately on the basis of its total Compensation paid, and shall be paid to the Trustee.

13.6	AMENDMENT

Amendment of this Plan by the Company at any time when there shall be a Participating Employer hereunder shall only be by the written action of the Company and each and every Participating Employer hereby consents to any such Amendment.

13.7	DISCONTINUANCE OF PARTICIPATION

Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Administrative Committee. The Administrative Committee may, in its discretion, thereafter direct the Trustee to transfer, deliver, and assign contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees. If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer.

13.8	ADMINISTRATIVE COMMITTEE’S AUTHORITY

The Administrative Committee shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purposes of this Article.

ARTICLE 14

MISCELLANEOUS

14.1	NO CONTRACT OF EMPLOYMENT

Nothing contained in this Plan shall give any Participant or Employee the right to be retained in the service of an Employer or interfere with the right of an Employer to discharge any Participant or Employee at any time regardless of the effect of the discharge upon the individual as a Participant of the Plan.

14.2	RESTRICTIONS UPON ASSIGNMENTS AND CREDITORS’ CLAIMS

(a)	No Assignment of Benefits. None of the benefits under the Plan are subject to the claims of creditors of Participants or their Beneficiaries nor are they subject to attachment, garnishment or any other legal process. Neither a Participant nor his Beneficiary may assign, sell, borrow on or otherwise encumber his beneficial interest in the Plan Fund, nor shall the interest be liable for or subject to the deeds, contracts, liabilities, engagements or torts of any Participant or Beneficiary. Notwithstanding the above, nothing in the Plan shall preclude compliance with a QDRO. Furthermore, a judgment, order, decree or settlement in accordance with Code Section 401(a)(13)(C) shall be recognized.

(b)	Qualified Domestic Relations Orders. Paragraph (a) above shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order unless such order is determined to be a QDRO. Notwithstanding anything in the Plan to the contrary, a payment from a Participant’s Account may be made to an alternate payee (as defined in Code Section 414(p)(8)) prior to the date the Participant reaches his earliest retirement age (as defined in Code Section 414(p)(4)(B)) if such payments are made pursuant to a QDRO. An Account Balance subject to a QDRO shall be reduced by the amount of any payment made pursuant to the order.

14.3	RESTRICTION OF CLAIMS AGAINST TRUST

The Trust shall be a separate entity aside and apart from the Employers and their assets. The Trust and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of the Company, any Affiliate or any Employer. Neither the establishment of the Trust, the modification thereof, the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or any other person whomsoever any legal or equitable rights against the Company or any Employer or the Trustee unless the same shall be specifically provided for in this Plan or the Trust Agreement.

14.4	BENEFITS PAYABLE BY TRUST

All benefits payable under the Plan shall be paid or provided for solely from the Trust, and neither the Company, any Affiliate nor any Employer assumes any liability or responsibility therefor.

14.5	PLAN MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

(a)	Successor plan. In the event of a merger or consolidation of the Company or any Employer or the transfer of all or substantially all of its assets to any other corporation, provision may be made by the successor corporation at its election subject, in the case of an Employer, to the consent of the Company, to continue to participate in this Plan. The successor shall, upon its election to continue this Plan and, if applicable, with the consent of the Company, be substituted in place of the Employer by an instrument duly authorizing the substitution and duly executed by the successor. Upon notice of the substitution accompanied by (i) a certified copy of the resolutions of the board of directors of the successor authorizing the substitution, and (ii) a certified copy of the resolutions of the Board consenting to the substitution, if applicable, delivered to the Administrative Committee, the Trustee, and all other Employers, they shall be authorized to recognize the successor in the place of the Employer.

(b)	Benefit under successor plan. In the case of any merger, consolidation, or transfer of assets or liabilities to any other plan, the other plan shall provide that each Participant would, if that other plan terminated immediately after the merger, consolidation or transfer, receive a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

14.6	APPLICABLE LAW

The Plan shall be construed and administered in accordance with ERISA, and any judicial review thereunder shall be governed by the “arbitrary and capricious” standard of review, as enunciated by case law. To the extent not preempted by ERISA, the laws of the State of Kansas shall govern.

14.7	DATA

It shall be a condition precedent to the payment of all benefits under the Plan that each Participant and surviving spouse or Beneficiary must furnish to the Administrative Committee such documents, evidence, or information as the Administrative Committee considers necessary or desirable for the purpose of administering the Plan, or to protect a Company or the Trustee.

14.8	MILITARY SERVICE

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

14.9	PLAN VOLUNTARY

Although the Company intends that this Plan shall be continued, it is entirely voluntary on the part of the Employers and continuance of the Plan and any payments under the Plan are not a contractual obligation of any Employer. The Company reserves the right at any time, without the consent of any other Employer or of the Participants, Beneficiaries or any other person, (a) to terminate the Plan, in whole or in part or as to any or all of the Employers or as to any designated group of Employees, Participants and their Beneficiaries, or (b) to amend or modify the Plan, in whole or in part. No termination or amendment shall decrease the amount of Matching Contributions to be made by an Employer on account of any period preceding the termination. The Plan may be amended only by the Company.

14.10	RESERVATION OF RIGHT TO SUSPEND OR DISCONTINUE CONTRIBUTIONS

The Employers reserve the right in their sole and uncontrolled discretion to modify or suspend (in whole or in part) at any time and for any period, or to discontinue at any time their contributions under this Plan.

14.11	SEVERABILITY

If any provisions of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the document, which shall be fully severable, and the document shall be construed and enforced as if the illegal or invalid provision had never been inserted in the Plan.

14.12	CONSTRUCTION OF PLAN DOCUMENT

Titles of Articles and Sections in this Plan are inserted for convenience only and in the event of any conflict, the text of this instrument, rather than the titles, shall control.

14.13	PLAN IN EFFECT AT TERMINATION OF EMPLOYMENT CONTROLS

Unless expressly indicated otherwise, any amendment to this Plan shall not apply to any Employee who terminated employment prior to the effective date of the amendment.

AMENDMENT NO. 1

[Dated December 20, 2006]

YRC REGIONAL TRANSPORTATION, INC. 401(K) RETIREMENT PLAN

(As Amended and Restated Effective January 1, 2006)

WHEREAS, YRC Worldwide Inc. (the “Corporation”) maintains the YRC Regional Transportation, Inc. 401(k) Plan (the “Plan”) for the benefit of the employees of YRC Regional Transportation, Inc. and its participating affiliates (the “Employer”);

WHEREAS, Section 11.2 of the Plan provides that the Corporation, through action of its Board of Directors or the Compensation Committee of its Board of Directors, may amend the Plan at any time;

WHEREAS, Section 3.2(a) of the Plan generally provides that an eligible employee of the Employer may participate in the Plan by electing to defer a specified percentage of compensation under the Plan; and

WHEREAS, the Corporation desires to amend the Plan to provide an automatic enrollment feature for any employee of the Employer that becomes eligible to participate in the Plan on or after January 1, 2007, and does not affirmatively elect to opt out of participation in the Plan.

NOW THEREFORE BE IT RESOLVED, that, effective January 1, 2007, the Plan shall be amended as follows:

1.	Add the following new Section 1.49, and renumber all remaining Sections in Article 1 accordingly.

1.49	NEWLY HIRED EMPLOYEE shall mean an individual (a) who is not employed by any Employer and becomes an Employee pursuant to Section 1.33, or (b) whose participation in the Plan is determined in accordance with Section 2.2.

2.	Add the following new Section 2.3:

2.3 ELECTION TO BECOME A PARTICIPANT Upon satisfaction of the eligibility requirements of this Article 2, an Eligible Employee may elect, at the time and in the manner prescribed by the Administrative Committee, to become a Participant by authorizing payroll deductions for Salary Reduction Contributions or After-Tax Contributions or both in accordance with Article 3. A Participant’s election shall be effective with the next administratively practical pay period (which shall not be earlier than his Entry Date) after the Eligible Employee’s election has been received, approved and processed by the Administrative Committee.

3.	Add the following new Section 3.2(a)(2), and redesignate Section 3.2(a)(2) as Section 3.2(a)(3):

(2) Notwithstanding paragraph (1) above, if any Newly Hired Employee (i) first satisfies the eligibility requirements of Section 2.1 on or after January 1, 2007, and (ii) fails to make an affirmative election to make Salary Reduction Contributions to the Trust of 0% or another specified percentage of Compensation per payroll period within one month of the later of (x) becoming an Eligible Employee, or (y) receiving from the Administrative Committee written notice of eligibility to participate in the Plan and the terms of this Section 3.2(a)(2), he or she shall be deemed to have made an election to make a Salary Reduction Contribution to the Trust of 3% of his Compensation per payroll period.

4.	Redesignate the cross-references in the Plan, as necessary, to conform with foregoing amendments.

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